Execution Version AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF NEWTEK-TSO II CONVENTIONAL CREDIT PARTNERS, LP, A DELAWARE LIMITED PARTNERSHIP Dated as of August 5, 2022 THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THIS LIMITED PARTNERSHIP AGREEMENT AMONG THE PARTNERS OF THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY BE SUBJECT TO ONE OR MORE SUBSCRIPTION AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER AND ONE OR MORE OF THE ISSUER’S PARTNERS.

TABLE OF CONTENTS ARTICLE I Definitions .................................................................................................................. 2 1.1 Definitions........................................................................................................... 2 1.2 Other Definitions .............................................................................................. 11 1.3 Other Interpretative Provisions ......................................................................... 13 ARTICLE II Organization of the Partnership .......................................................................... 13 2.1 Organization ...................................................................................................... 13 2.2 Name ................................................................................................................. 13 2.3 Registered Office; Agent .................................................................................. 13 2.4 Term .................................................................................................................. 13 2.5 Purposes and Powers......................................................................................... 13 ARTICLE III Management of the Partnership ......................................................................... 14 3.1 General Partner ................................................................................................. 14 3.2 Fiduciary Duties ................................................................................................ 16 3.3 Performance of Duties; Liability of the General Partner .................................. 17 3.4 Indemnification ................................................................................................. 17 ARTICLE IV Limited Partners; Meetings and General Partner ............................................ 18 4.1 Voting Rights and Meetings of Limited Partners ............................................. 18 4.2 Registered Limited Partners .............................................................................. 19 4.3 Limitation of Liability....................................................................................... 19 4.4 Withdrawal or Resignation by a Limited Partner ............................................. 19 4.5 Death of a Limited Partner ................................................................................ 19 4.6 Authority ........................................................................................................... 20 4.7 Outside Activities.............................................................................................. 20 4.8 General Partner; Transfer of General Partnership Interest ............................... 20 ARTICLE V Units; Limited Partnership Interests ................................................................... 21 5.1 Units Generally; Limited Partners Schedule ..................................................... 21 5.2 Authorization of Units ...................................................................................... 21 5.3 Issuance of Units ............................................................................................... 21 5.4 New Limited Partners ....................................................................................... 21 ARTICLE VI Capital Contributions and Capital Accounts .................................................... 21 6.1 Capital Commitments ....................................................................................... 21 6.2 Capital Accounts ............................................................................................... 22 6.3 Negative Capital Accounts ............................................................................... 23 6.4 Limitations on Capital Contributions................................................................ 23 6.5 Notice of Drawdowns ....................................................................................... 24 6.6 Default in Payment ........................................................................................... 24 6.7 No Withdrawal and Redemptions ..................................................................... 26 6.8 Advances by a Limited Partner ......................................................................... 26

6.9 Limited Liability ............................................................................................... 26 6.10 Preemptive Rights ............................................................................................. 27 ARTICLE VII Distributions ........................................................................................................ 28 7.1 Investment and Reinvestment; Distributions .................................................... 28 7.2 In Kind Distributions ........................................................................................ 30 7.3 Restricted Distributions .................................................................................... 30 7.4 Tax Distributions .............................................................................................. 30 7.5 Pro Rata Distributions ...................................................................................... 30 7.6 Incorrect Distributions ...................................................................................... 31 7.7 Withholding and Certain Other Taxes .............................................................. 31 ARTICLE VIII Allocations .......................................................................................................... 31 8.1 Allocations of Profits and Losses ..................................................................... 31 8.2 Regulatory and Special Allocations .................................................................. 32 8.3 Curative Allocations ......................................................................................... 33 8.4 Tax Allocations ................................................................................................. 33 ARTICLE IX Elections and Reports .......................................................................................... 34 9.1 Generally ........................................................................................................... 34 9.2 Tax Status.......................................................................................................... 34 9.3 Tax Elections .................................................................................................... 34 9.4 Tax Matters Representative .............................................................................. 34 9.5 Schedule K-1 ..................................................................................................... 35 9.6 Taxable Year ..................................................................................................... 35 ARTICLE X Dissolution and Liquidation ................................................................................. 35 10.1 Dissolution ........................................................................................................ 35 10.2 Liquidation ........................................................................................................ 36 ARTICLE XI Transfer of Units .................................................................................................. 37 11.1 Restrictions ....................................................................................................... 37 11.2 Procedures for Transfer..................................................................................... 38 11.3 Tag-Along Rights.............................................................................................. 39 11.4 Legend............................................................................................................... 40 11.5 Limitations ........................................................................................................ 40 ARTICLE XII Certain Agreements ............................................................................................ 41 12.1 Approved Partnership Sale ............................................................................... 41 12.2 Access; and Confidentiality .............................................................................. 42 ARTICLE XIII Miscellaneous Provisions .................................................................................. 43 13.1 Notices .............................................................................................................. 43 13.2 GOVERNING LAW ......................................................................................... 44 13.3 No Action for Partition ..................................................................................... 44 13.4 Headings and Sections ...................................................................................... 44 13.5 Amendments ..................................................................................................... 44

13.6 Binding Effect ................................................................................................... 44 13.7 Counterparts; Facsimile or Email ..................................................................... 45 13.8 Severability ....................................................................................................... 45 13.9 Remedies ........................................................................................................... 45 13.10 Business Days ................................................................................................... 45 13.11 Waiver of Jury Trial .......................................................................................... 45 13.12 No Strict Construction ...................................................................................... 45 13.13 Entire Agreement and Incorporation by Reference .......................................... 45 13.14 Parties in Interest............................................................................................... 46 13.15 Conflicting Agreements .................................................................................... 46 13.16 Venue and Submission to Jurisdiction .............................................................. 46 13.17 No Recourse ...................................................................................................... 46 13.18 Survival of Certain Provisions .......................................................................... 47 ARTICLE XIV FINANCING ...................................................................................................... 47 14.1 Termination for Financing Failure .................................................................... 47 SCHEDULES: Schedule A Limited Partners Schedule as of August 5, 2022 EXHIBITS: Exhibit A Form of Joinder to Limited Partnership Agreement Exhibit B Form of Servicing Agreement

Error! Unknown document property name. AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF NEWTEK-TSO II CONVENTIONAL CREDIT PARTNERS, LP This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), dated as of August 5, 2022 (the “Effective Date”), of Newtek-TSO II Conventional Credit Partners, LP, a Delaware limited partnership (the “Partnership”), is by and among (i) the General Partner (as herein defined), which, as of the Effective Date, is Newtek-TSO II Conventional Credit GP, LLC, a Delaware limited liability company (“JV GP”), and (ii) each of the Persons who is a party to or otherwise bound by this Agreement as a Limited Partner (as herein defined). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in ARTICLE I of this Agreement. RECITALS WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware LP Act”) by the filing of its certificate of limited partnership (as amended from time to time, the “Certificate of Limited Partnership”) with the Secretary of State of the State of Delaware on July 27, 2022; WHEREAS, each of JV GP, as general partner, and TSO II Booster Aggregator, L.P., a Delaware limited partnership (the “TowerBrook Investor”), as limited partner, is party to that certain Limited Partnership Agreement of the Partnership, dated as of July 27, 2022 (the “Original Agreement”); WHEREAS, JV GP, TowerBrook Investor and Newtek Commercial Lending, Inc., a New York corporation (the “Newtek Investor”), desire that, pursuant to this Agreement, (i) the TowerBrook Investor make a Capital Commitment to make Capital Contributions (not to exceed its Maximum Capital Commitment), and an initial Capital Contribution in cash in respect of such Capital Commitment on the Effective Date of $100.00, and, in exchange for such Capital Contribution, that the Partnership admit the TowerBrook Investor as a Limited Partner and issue duly authorized Class A Units to the TowerBrook Investor representing 50% of the total issued and outstanding Class A Units as of the Effective Date, and (ii) the Newtek Investor make a Capital Commitment to make Capital Contributions (not to exceed its Maximum Capital Commitment), and an initial Capital Contribution in cash in respect of such Capital Commitment on the Effective Date of $100.00, and, in exchange for such Capital Contribution, that the Partnership admit the Newtek Investor as a Limited Partner and issue duly authorized Class A Units to the Newtek Investor representing 50% of the total issued and outstanding Class A Units as of the Effective Date; WHEREAS, the Partnership, upon execution of the Loan Agreement, as defined below, plans to enter into that certain Servicing Agreement, in substantially the form attached as Exhibit B of this Agreement, with such changes as may be requested by the lender under the Loan Agreement and agreed by the TowerBrook Investor and the Newtek Investor, in each case, in their sole discretion, by and between the Partnership and Small Business Lending, LLC, a New York limited liability company and an Affiliate of the Newtek Investor (“SBL” and such servicing agreement, as amended, restated, modified or supplemented from time to time, the “Servicing

2 Agreement”), pursuant to which SBL will agree to service the Investments of the Partnership on behalf of the Partnership (in such capacity, the “Servicer”), and the Partnership will agree to pay, to SBL a service fee of 1.0% per annum on the principal value of the total Investments owned by the Partnership (the “Servicing Fee”) in accordance with the terms and subject to the conditions set forth in the Servicing Agreement; WHEREAS, the Partnership, simultaneously with the execution of this Agreement, has entered into with Newtek Business Services Corp., Maryland corporation (“NBSC”), that certain Administration Agreement, dated as of the Effective Date (as amended, restated, modified or supplemented from time to time, the “Administration Agreement”), pursuant to which NBSC has agreed to serve as administrative services provider to the Partnership (in such capacity, the “Administrator”) in accordance with the terms and subject to the conditions set forth therein; WHEREAS, the Partnership, simultaneously with the execution of this Agreement, has entered into, with Newtek Business Lending, LLC, a Florida limited liability company (the “Project Manager”), that certain Project Management Agreement, dated as of the Effective Date (as amended, restated, modified or supplemented from time to time, the “Project Management Agreement”), pursuant to which the Project Manager has agreed to present and allocate certain Investments in accordance with the terms and subject to the conditions set forth in the Project Management Agreement; WHEREAS, the TowerBrook Investor, simultaneously with the execution of this Agreement, has entered into, with NBSC, that certain Letter Agreement, dated as of the Effective Date (as amended, restated, modified or supplemented from time to time, the “Letter Agreement”); and WHEREAS, in connection with the foregoing, JV GP and the TowerBrook Investor, as the initial limited partner, desire to amend and restate the Original Agreement in its entirety as set forth below, to enable the Partnership to make the Investments and to provide for the other matters described herein, and the Partners wish for this Agreement to be the Partnership’s “partnership agreement” (as that term is used in the Delaware LP Act) and to set forth, among other things, each Partner’s rights and obligations with respect to the Partnership. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows: ARTICLE I Definitions 1.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

3 “Adjusted Capital Account Deficit” means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner’s Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments: (i) Crediting to such Capital Account any amount which such Limited Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1), and 1.704-2(i); and (ii) Debiting to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). “Adjusted Taxable Income” of a Limited Partner for a Taxable Year (or portion thereof) with respect to Units held by such Limited Partner means the U.S. federal taxable income (or alternative minimum taxable income, as the case may be) allocated by the Partnership to the Limited Partner with respect to such Units; provided that such taxable income (or alternative minimum taxable income, as the case may be) shall be computed (i) as if all excess taxable losses and excess taxable credits allocated with respect to such Units in all prior years were carried forward (taking into account the character of any such loss carry forward as capital or ordinary), and (ii) taking into account (x) for the avoidance of doubt, any special allocations to such Limited Partner as a result of the application to such Limited Partner of Code Section 704(c) or the Treasury Regulations promulgated thereunder, and (y) any special basis adjustment with respect to such Limited Partner resulting from an election by the Partnership under Code Section 754; provided, further, that Adjusted Taxable Income shall not include U.S. federal taxable income (or alternative minimum taxable income, as the case may be) arising as a result of (A) a sale of a material portion of the Partnership’s or any of its Subsidiaries’ assets (determined on a consolidated basis) to the extent the net proceeds of which are distributed pursuant to Section 7.2, (B) an Approved Partnership Sale, or (C) the issuance or vesting of such Limited Partner’s Units or any guaranteed payment in respect of services provided by such Limited Partner. “Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliate” shall also include any member of such individual’s Family Group. For all purposes of this Agreement and the GP LLC Agreement, (i) JV GP, the Partnership and the Subsidiaries of the Partnership will be deemed not to be Affiliates of any TowerBrook Partner or any Newtek Partner, (ii) neither NBSC nor any “portfolio company” thereof or of any Newtek Partner shall be deemed an Affiliate of any Newtek Partner; (iii) no “portfolio company” of any TowerBrook Partner shall be deemed an Affiliate of any TowerBrook Partner; and (iv) in no event shall a TowerBrook Partner be deemed an “Affiliate” of a Newtek Partner (and vice versa) by virtue of its ownership of Units. “Benefit Plan Investor” shall have the meaning ascribed to such term in Section 3(42) of ERISA and any regulations promulgated thereunder.

4 “Book Value” means, with respect to any Partnership asset, the adjusted basis of such asset for U.S. federal income tax purposes, except as follows: (i) The initial Book Value of any Partnership asset contributed by a Limited Partner to the Partnership shall be the gross Fair Market Value of such Partnership asset as of the date of such contribution; (ii) The Book Value of each Partnership asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Limited Partner in exchange for more than a de minimis Capital Contribution to the extent the General Partner determines that such adjustment is necessary to reflect the relative economic interests of the Limited Partners in the Partnership, (B) the distribution by the Partnership to a Limited Partner of more than a de minimis amount of Partnership assets (other than cash) as consideration for all or part of its Units to the extent the General Partner determines that such adjustment is necessary to reflect the relative economic interests of the Limited Partners in the Partnership, (C) the grant of more than a de minimis interest in the Partnership as consideration for the provision of services to or for the benefit of the Partnership to the extent the General Partner determines that such adjustment is necessary to reflect the relative economic interests of the Limited Partners in the Partnership, (D) the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), and (E) at such other times as permitted or required under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or (s), provided that any such permissive adjustment shall be made only to the extent that the General Partner determines that such permissive adjustment is necessary or appropriate to reflect the relative economic interests of the Limited Partners in the Partnership; (iii) The Book Value of a Partnership asset distributed to any Limited Partner shall be the Fair Market Value of such Partnership asset as of the date of distribution thereof; (iv) The Book Value of each Partnership asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Partnership asset pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and (v) If the Book Value of a Partnership asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Partnership asset for purposes of computing Profits and Losses. “Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the State of New York.

5 “Capital Commitment” means, a Limited Partner’s commitment to contribute to the capital of the Partnership (i) in respect of an Investment or Other Investment approved by the Investment Committee in accordance with the GP LLC Agreement, an amount equal to (a) fifty percent (50%) of the purchase price payable by the Partnership for such Investment or Other Investment, minus (b) fifty percent (50%) of any corresponding indebtedness incurred by the Partnership, or any of its Subsidiaries, to fund the purchase price payable by the Partnership, or any of its Subsidiaries, for such Investment or Other Investment, and (ii) fifty percent (50%) of all transaction fees and expenses relating to Investments or Other Investments and expenses and liabilities of the Partnership and the General Partner including Partnership Expenses; provided, however, in no event will a Limited Partner be obligated to contribute more than such Limited Partner’s Maximum Capital Commitment. “Capital Contribution” means, with respect to each Limited Partner, the amount of cash or property contributed by such Limited Partner to the Partnership pursuant to Section 6.5 of this Agreement. “Class A Unit” means a Unit having the rights and obligations specified with respect to a “Class A Unit” in this Agreement. “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. “Depreciation” means, for each Taxable Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Taxable Year, except that if the Book Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Taxable Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the General Partner. “Designated Individual” means the individual who has been appointed by the Partnership to act as its “designated individual” for purposes of Treasury Regulation Section 301.6223-1(b)(3). “Eligible Loan Criteria” means, with respect to investments made by the Partnership, the criteria set forth in Exhibit C to the Project Management Agreement. “Estimated Tax Amount” of a Limited Partner for a Taxable Year means the Limited Partner’s Tax Amount (not taking into account distributions previously made with respect to such Taxable Year to such Limited Partner pursuant to Section 7.1 or Section 7.4) for such Taxable Year as estimated in good faith from time to time by the General Partner. In making such estimate, the General Partner shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Partnership and similar state or local forms filed by the Partnership for the preceding Taxable Year and such other adjustments as in the reasonable business judgment of the

6 General Partner are necessary or appropriate to reflect the estimated operations of the Partnership for the Taxable Year. “Fair Market Value” of any asset as of any date means (i) for any purchase of any asset by the Partnership or any of its Subsidiaries, the consideration paid for such asset, and (ii) for any other asset not covered by clause (i), the fair market value as determined in accordance with the valuation policies and procedures attached as Exhibit A to the Administration Agreement, with fair market value determined by an independent, third party valuation firm to the extent required by such valuation policies and procedures. “Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, siblings, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “Relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s Relatives, or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are limited to such Person and such Person’s Relatives. “GCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time. “General Partner” means JV GP or any successor or permitted assign that becomes the sole general partner of the Partnership. As of the Effective Date, JV GP is owned by the TowerBrook Investor and the Newtek Investor; provided that in no event will the General Partner be deemed to be a TowerBrook Partner or Newtek Partner for purposes of this Agreement. “General Partnership Interest” means the non-economic voting interest acquired by the General Partner in the Partnership, including the General Partner’s right to the benefits to which the General Partner may be entitled as provided in this Agreement or the Delaware LP Act. The General Partnership Interest does not entitle the General Partner to any right to receive, and the General Partner will not receive, any distributions under this Agreement (or otherwise from the Partnership) or any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership under this Agreement (or otherwise from the Partnership). “GP Board” means the “Board” as defined in the GP LLC Agreement. “GP LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of JV GP, dated as of the Effective Date, as such agreement may be amended, restated, modified, or supplemented from time to time. “Harvest Period” means the period commencing on the Business Day immediately following the last day of the Investment Period and ending on the earlier to occur of (i) the sale of all Investments and Other Investments (whether directly and/or by the disposition of one or more Subsidiaries holding Investments or Other Investments), and (ii) the close of business on the fifth (5th) anniversary of the date on which the Investment Period ends or, in the case of this clause (ii), such other date as determined by the GP Board in accordance with the GP LLC Agreement.

7 “Independent Third Party” means any Person other than any TowerBrook Fund or any Affiliate of a TowerBrook Fund. “Investment” means a direct or indirect investment by the Partnership or its Subsidiaries that meets the Eligible Loan Criteria. “Investment Committee” has the meaning set forth in the GP LLC Agreement. “Investment Committee Members” has the meaning set forth in the GP LLC Agreement. “Investment Period” means the period beginning on the date the Loan Agreement is executed by the parties thereto, (the “Investment Period Commencement Date”) and ending on the earliest to occur of (i) the date that is two (2) years following the Investment Period Commencement Date; provided that, with the prior written approval of the TowerBrook Investor and the Newtek Investor, the Investment Period may be extended by a mutually agreed length of time; (ii) the date that is one-hundred and eighty (180) days following delivery by the TowerBrook Investor of written notice to the General Partner of its election to terminate the Investment Period; and (iii) the date on which the Newtek Investor or the TowerBrook Investor, as applicable, delivers written notice to the General Partner of its election to terminate the period following the occurrence of a Default by a TowerBrook Partner or a Newtek Partner, as applicable, that remains uncured for thirty (30) days; provided that, the right to terminate the period pursuant to this clause (iii) shall only be available to a Non-Defaulting Limited Partner and its Affiliates. “Limited Partner” means each Person identified on the Limited Partners Schedule as of the Effective Date who is a party to or is otherwise bound by this Agreement (other than the General Partner) and each Person who may hereafter be admitted as a Limited Partner in accordance with the terms of this Agreement. The Limited Partners shall constitute the “limited partners” (as that term is defined in the Delaware LP Act) of the Partnership. “Limited Partnership Interest” means, with respect to each Limited Partner, the interest acquired by such Limited Partner in the Partnership, including such Limited Partner’s right (based on the type and class and/or series of Unit or Units held by such Limited Partner), as applicable, (i) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the Partnership, (ii) to a distributive share of the assets of the Partnership, and (iii) to any and all other benefits to which such Limited Partner may be entitled as provided in this Agreement or the Delaware LP Act. “Loan Agreement” means, a definitive loan agreement (including all instruments, documents, and agreements contemplated thereby) pursuant to which Deutsche Bank AG, New York Branch, or an affiliate thereof, as lender, (or such other lender as mutually agreed by the TowerBrook Investor and the Newtek Investor, in writing, and in each case, in their sole discretion) agrees to finance investments purchased and held by the Partnership, or its Subsidiaries, meeting the Eligible Loan Criteria (or such other criteria as may be mutually agreed by the TowerBrook Investor and the Newtek Investor, in each case, in their sole discretion). “Maximum Capital Commitment” means, with respect to a Limited Partner, (1) the maximum amount of such Limited Partner’s Capital Commitment as set forth in the Limited

8 Partners Schedule under the column heading “Maximum Capital Commitment”, as updated from time to time in accordance with this Agreement plus (2) all transaction fees and expenses relating to Investments or Other Investments and expenses and liabilities of the Partnership and the General Partner including Partnership Expenses in an amount not to exceed $5,000,000 in the aggregate. For the avoidance of doubt, the Maximum Capital Commitment of a Limited Partner shall not be modified without the prior written consent of such Limited Partner. “Newtek Partners” means, collectively, the Newtek Investor and any Limited Partner that is an investment or management vehicle that is advised, managed or directly or indirectly controlled by NBSC or one or more of its Affiliates and any of their respective Permitted Transferees that becomes a Limited Partner. “Other Indemnification Agreement” means any certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or other organizational document other than this Agreement providing for indemnification of or advancement of expenses for any Person having the right to indemnification hereunder for the same matters that are subject to indemnification or advancement of expenses under this Agreement. “Other Partner” means any Limited Partner that is not a TowerBrook Partner or a Newtek Partner. “Other Investment” means a direct or indirect investment by the Partnership or its Subsidiaries offered to the Partnership for acquisition by the Project Manager that is not an Investment. “Ownership Percentage” means, with respect to any Limited Partner as of any time of determination, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Class A Units held by such Limited Partner, and the denominator of which is the aggregate number of the Class A Units held by all Limited Partners. “Partner Minimum Gain” with respect to each Partner Nonrecourse Debt, means the amount of Partnership Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3). “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4). “Partner Nonrecourse Deduction” has the meaning set forth in Treasury Regulation Section 1.704-2(i). “Partners” means the General Partner and the Limited Partners. “Partnership Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Section 1.704-2(d).

9 “Partnership Tax Audit Rules” means: (i) the provisions of Subchapter C of Subtitle F, Chapter 63 of the Code, as revised by P.L. 114-74, the Bipartisan Budget Act of 2015, together with all subsequent amendments to such provisions, and any Treasury Regulations promulgated or amended, from time to time, under such provisions, and (ii) any substantially similar state, local or non-U.S. tax audit rules. “Permitted Transferee” means: (i) with respect to any TowerBrook Partner, (a) any TowerBrook Fund, and (b) any controlled Affiliate of either TowerBrook Capital Partners L.P. or TowerBrook Investor, Ltd.; (ii) with respect to any Newtek Partner, any controlled Affiliate of NBSC; (iii) with respect to any Other Partner, such Other Partner’s Affiliates, and, if such Other Partner is an individual, any member of such Other Partner’s Family Group. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization. “Profits” means items of income and gain of the Partnership determined in accordance with Section 6.2(b). “Quarterly Estimated Tax Amount” of a Limited Partner for any quarter of a Taxable Year means the excess, if any of (i) the product of (A) ¼ in the case of the first quarter of the Taxable Year, ½ in the case of the second quarter of the Taxable Year, ¾ in the case of the third quarter of the Taxable Year, and 1 in the case of the fourth quarter of the Taxable Year, and (B) the Limited Partner’s Estimated Tax Amount for such Taxable Year over (ii) all distributions previously made with respect to such Taxable Year to such Limited Partner pursuant to Section 7.1 or Section 7.4. “Remaining Capital Commitment” means, in respect of any Limited Partner as of any time of determination, the amount of such Limited Partner’s Maximum Capital Commitment as of such time that has not been contributed as a Capital Contribution; provided that (i) the Remaining Capital Commitment of a Limited Partner shall not exceed the Maximum Capital Commitment made by such Limited Partner, and (ii) if such time of determination is after delivery of a Notice of Drawdown but before the related Capital Contribution, the amount specified in such Notice of Drawdown (as the same may be amended by a subsequent Notice of Drawdown related thereto in accordance with Section 6.5) shall not be included in any Limited Partner’s Remaining Capital Commitment unless the Capital Contribution sought by the Notice of Drawdown is abandoned. “Securities Act” means the Securities Act of 1933, as amended. “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting

10 power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, manager, board of managers or a general partner of such limited liability company, partnership, association or other business entity. “Tax Amount” of a Limited Partner for a Taxable Year means the product of (i) the Tax Rate for such Taxable Year, and (ii) the Adjusted Taxable Income of the Limited Partner for such Taxable Year with respect to its Units, reduced by all distributions previously made with respect to such Taxable Year to such Limited Partner pursuant to Section 7.1. “Tax Rate” of a Limited Partner for any period means the highest marginal blended U.S. federal, state and local income tax rate applicable for such period to an individual residing in New York, New York, taking into account for U.S. federal income tax purposes, the deductibility of state and local taxes and any applicable limitations thereon, including any limitations under Code Section 212 (or, if higher, the applicable highest combined marginal tax rates for an individual resident of London, England), if the General Partner determines to use such higher rates in its sole discretion. “Taxable Year” means the Partnership’s taxable year ending on December 31 (or part thereof in the case of the Partnership’s first and last taxable year), or such other year as is (i) required by Code Section 706, or (ii) determined by the General Partner (if no year is so required by Code Section 706). “TCP” means TowerBrook Capital Partners L.P., a Delaware limited partnership, or its successor and assigns. “TowerBrook Directors” has the meaning set forth in the GP LLC Agreement. “TowerBrook Funds” means, collectively, TowerBrook Structured Opportunities Fund II (Onshore), L.P., TowerBrook Structured Opportunities Fund II (892), L.P., TowerBrook Structured Opportunities Fund (OS), L.P., TowerBrook TSO Special II, L.P., TowerBrook Structured Opportunities II Executive Fund, L.P., TowerBrook TSO II Team Trident, L.P. and TowerBrook TSO II GP (Alberta), L.P. “TowerBrook Partners” means, collectively, the TowerBrook Investor, and any Limited Partner that is a fund, managed account or investment vehicle that is advised, managed or directly or indirectly controlled by or under common control with TCP or one or more of its Affiliates and any of their respective Permitted Transferees that becomes a Limited Partner.

11 “Transaction Documents” means, collectively, this Agreement, the GP LLC Agreement, the Project Management Agreement, the Administration Agreement, the Servicing Agreement, the Letter Agreement and the other documents and instruments contemplated to be delivered in connection with the transactions contemplated hereby. “Transfer” means any direct or indirect sale, transfer, conveyance, assignment, pledge, mortgage, charge, hypothecation, gift, exchange, delivery or other disposition. “Treasury Regulations” means the final, proposed or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations. “Unit” means a unit representing a fractional part of the Limited Partnership Interests of all of the Limited Partners and shall include all types and classes and/or series of Units; provided that any type, class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement from time to time and the Limited Partnership Interests represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights. As a point of clarity, the General Partnership Interest is not represented by Units. 1.2 Other Definitions. The following additional terms are defined in the Sections of this Agreement indicated below: Term Section Administration Agreement Recitals Administrator Recitals Advance 6.8 Agreement Preamble Applicable Restrictions 7.4 Approved Partnership Sale 12.1(a) Available Cash Flow 7.1(a) Capital Account 6.2(a) Certificate of Limited Partnership Recitals Chairperson 3.2 Default 6.6(a) Defaulting Limited Partners 6.6(a) Delaware LP Act Recitals Effective Date Preamble Election Period 6.10(a) Event of Default 6.6(a) Excess Amount 7.4 Initial Limited Partner Recitals Investment Period Commencement Date 1.1 JV GP Preamble Letter Agreement Recitals Limited Partner Affiliate 13.17

12 Term Section Limited Partners Schedule 5.1 Liquidator 10.2(a) Losses 6.2(b) Misallocated Item 8.3 NBSC Recitals Newtek Investor Recitals Non-Defaulting Limited Partner 6.6(a) Notice of Drawdown 6.5(a) Original Agreement Recitals Participating Equityholders 11.3(a) Partnership Preamble Partnership Expenses 7.1(a) Preemptive Notice 6.10(a) Preemptive Purchasing Limited Partners 6.10(b) Project Management Agreement Recitals Project Manager Recitals Proposed Issuance 6.10 Protected Persons 3.4 Purchaser 6.6(b) Recipient Investors 11.3(a) Regulatory Allocations 8.2(e) Reinvestments 7.1(a) Relatives 1.1 Reserves 7.1(a) Sale Notice 11.3(a) SBL Recitals Schedule K-1 9.5 Servicing Fee Recitals Servicer Recitals Servicing Agreement Recitals Shortfall Amount 7.4 Subscription Notice 6.10(a) Tagging Investor 11.3(a) Tax Advances 7.4 Tax Matters Representative 9.4 TowerBrook Investor Recitals Transferring Equityholder 11.3(a) Unallocated Item 8.3 Unsubscribed Amount 6.10(b) Unsubscribed Amount Notice 6.10(b) Unsubscribed Subscription Notice 6.10(b)

13 1.3 Other Interpretative Provisions. Where the context so indicates, (a) defined terms used in this Agreement in the singular shall import the plural and vice versa, and (b) the masculine shall include the feminine, and the neuter shall include the masculine and feminine. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and the word “or” shall be disjunctive but not exclusive. References to agreements (including this Agreement) and other documents shall be deemed to include all subsequent amendments and other modifications thereto prior to the date hereof (unless otherwise specified or indicated by the context). Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. ARTICLE II Organization of the Partnership 2.1 Organization. (a) As a result of the filing of the Partnership’s Certificate of Limited Partnership with the Secretary of State of the State of Delaware, the Partnership is organized as a Delaware limited partnership. (b) This Agreement shall constitute the “partnership agreement” (as that term is used in the Delaware LP Act) of the Partnership. The rights, powers, duties, obligations and liabilities of the Partners shall be determined pursuant to the Delaware LP Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Partner are different than as set forth in the Delaware LP Act by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware LP Act, control. 2.2 Name. The name of the Partnership is “Newtek-TSO II Conventional Credit Partners, LP” or such other name or names as the General Partner may from time to time designate; provided that the name shall always contain the words “Limited Partnership”, “LP” or “L.P.” 2.3 Registered Office; Agent. The Partnership shall maintain a registered office in the State of Delaware at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 or at such other place within the State of Delaware as the General Partner may designate. The name and address of the Partnership’s registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 or such other agent as the General Partner may from time to time designate. 2.4 Term. The term of existence of the Partnership shall be perpetual from the date the Certificate of Limited Partnership was filed with the Secretary of State of Delaware, unless the Partnership is dissolved in accordance with the provisions of this Agreement. 2.5 Purposes and Powers. The purposes and character of the business of the Partnership shall be to transact any or all lawful business for which limited partnerships may be organized under the Delaware LP Act. The Partnership shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Partnership, including the

14 ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited partnerships under the Delaware LP Act. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Partnership to possess any purpose or power, or to do any act or thing, forbidden by law to a limited partnership organized under the laws of the State of Delaware. ARTICLE III Management of the Partnership 3.1 General Partner. (a) Generally. Except as otherwise expressly provided herein and subject to the terms and conditions set forth in the GP LLC Agreement, the management and operation of the Partnership shall be vested exclusively in the General Partner which shall have the power and authority on behalf and in the name of the Partnership to carry out any and all of the purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto. Except as otherwise expressly provided in this Agreement, and subject to the terms and conditions set forth in the GP LLC Agreement, the General Partner shall have, and shall have full authority in its sole discretion to exercise, on behalf of and in the name of the Partnership, all rights and powers of a general partner of a limited partnership under the Delaware LP Act necessary or convenient to carry out the purposes of the Partnership. Without limiting the generality of this Section 3.1(a), and subject to the other terms of this Agreement and the terms and conditions set forth in the GP LLC Agreement, the General Partner is hereby authorized and empowered in the name of and on behalf of the Partnership to do any and all acts necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in this Section 3.1(a), including: (i) to hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the Partnership and its Subsidiaries’ interest in securities or any other investments made or other property held by the Partnership, including investments in capital stock, bonds, notes, debentures and other obligations, investment contracts, partnership shares, limited liability company shares, options, warrants, other securities, interests in technology, intellectual property rights and other proprietary processes, products or services; (ii) to borrow funds, in the name and on behalf of the Partnership and its Subsidiaries, to enter into agreements and other instruments evidencing the Partnership and its Subsidiaries’ obligations in connection therewith and to pledge the Partnership and its Subsidiaries’ assets as collateral to secure the Partnership and its Subsidiaries’ obligations thereunder; (iii) to establish, have, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

15 (iv) to open, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not otherwise required for Partnership purposes; (v) to bring and defend actions and proceedings at law or in equity or before any governmental authority; (vi) to hire or engage consultants, custodians, attorneys, accountants and such other agents and employees of the Partnership and its Subsidiaries as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership or its Subsidiaries; (vii) to make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the judgment of the General Partner, be necessary or appropriate for the accomplishment of the Partnership’s business purposes; (viii) to enter into, perform and carry out contracts and agreements of every kind necessary or incidental to the accomplishment of the Partnership and its Subsidiaries’ business purpose, and to take or omit to take such other action in connection with the business of the Partnership and its Subsidiaries as may be necessary or desirable to further the business purpose of the Partnership; (ix) to retain the Project Manager, the Servicer and the Administrator; (x) to form any Subsidiary; (xi) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership or its Subsidiaries’ business; (xii) to open and maintain bank accounts on behalf of the Partnership or its Subsidiaries, from time to time; and (xiii) to obtain insurance coverage of the type and amount necessary, appropriate or desirable to protect the business interests of the Partnership or its Subsidiaries. (b) Management Generally and Reliance by Third Parties. The management, control and operation of and the determination of policy with respect to the Partnership and its activities shall be vested exclusively in the General Partner in accordance with the GP LLC Agreement, which shall, subject to the other provisions of this Agreement and the GP LLC Agreement, including the engagement of, and the delegation of certain management and administrative responsibilities to the Servicer, Project Manager, and the Administrator, carry out any and all of the purposes of the Partnership and perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable, convenient or incidental thereto. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner and, to the extent of the power and authority expressly delegated to the Servicer under the Servicing Agreement, the Project Manager under the Project Management Agreement, and the Administrator under the Administration Agreement, the power and authority

16 of the Servicer and the Administrator, respectively. The General Partner, shall, subject to the terms of this Agreement and the GP LLC Agreement, exclusively determine if the Partnership or any Subsidiary borrows any funds or disposes of any equity in any Subsidiary of the Partnership. (c) Investments. Notwithstanding anything to the contrary in this ARTICLE III, the Investment Committee shall, pursuant to the GP LLC Agreement, exclusively determine if the Partnership pursues and consummates any acquisition of any Investment, including any Reinvestment, or any Other Investment. The Partnership shall not acquire any investment other than an Investment or an Other Investment. (d) Modifications, Waivers, Consent or Amendments to Investments. Notwithstanding anything to the contrary in this ARTICLE III, prior to any modification, waiver, consent or amendment of any term of an Investment (or Other Investment) that the TowerBrook Directors or the TowerBrook Investor believes, in its sole discretion, could result in a “significant modification” of the Investment (or Other Investment), within the meaning of Treasury Regulation Section 1.1001-3 being effected, the TowerBrook Directors or the TowerBrook Investor shall, pursuant to the GP LLC Agreement, have exclusive authority to (A) form one or more Subsidiaries of the Partnership, (B) make any tax elections necessary for any such Subsidiaries to be treated as corporations for U.S. federal income tax purposes, and (C) Transfer or contribute the Investment (or Other Investment) to any such Subsidiary of the Partnership. (e) No Participation in Management. Except as otherwise expressly provided herein or in the GP LLC Agreement, no Limited Partner, in its capacity as such, shall take part in the management or control of the Partnership or its investment or other activities, vote with respect to any action taken or to be taken by the Partners or the Partnership, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. 3.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by applicable law (including the Delaware LP Act), none of (i) the General Partner nor any officer, manager, director, member, employee or committee member of the General Partner, (ii) a Limited Partner nor any officer, director, manager, partner, member or employee of a Limited Partner, (iii) any individual serving as a chairperson of the GP Board (a “Chairperson”), or (iv) an Investment Committee Member, in each case, in its, his or her capacity as such, shall have any fiduciary duty, or any liability for breach of fiduciary duty, to the Partnership, any Partner, or any other Person (including any creditor of the Partnership or its Subsidiaries), and no implied duties, covenants or obligations shall be read into this Agreement against (i) the General Partner or any officer, manager, director, member, employee or committee member of the General Partner, (ii) a Limited Partner or any officer, director, manager, partner, member or employee of a Limited Partner, (iii) a Chairperson, or (iv) an Investment Committee Member, in each case, in its, his or her capacity as such (other than the implied duty of good faith and fair dealing). Notwithstanding anything contained herein to the contrary, none of (i) the General Partner or any officer, manager, director, member, employee or committee member of the General Partner, (ii) a Limited Partner or any officer, director, manager, partner, member or employee of a Limited Partner, (iii) a Chairperson, or (iv) an Investment Committee Member, in each case, in its, his or her capacity as such, shall have any duty or obligation to bring any “corporate opportunity” to the Partnership or the GP Board. As a point of clarity, in no event will (i) the General Partner or any officer, manager, director, member, employee or committee member

17 of the General Partner, (ii) a Limited Partner or any officer, director, manager, partner, member or employee of a Limited Partner, (iii) a Chairperson, or (iv) an Investment Committee Member, who is employed with, a member or partner of or a consultant to TCP, or any Person that is an Affiliate of TCP or NBSC, will have no duty or obligation to bring any “corporate opportunity” to the Partnership or the GP Board. 3.3 Performance of Duties; Liability of the General Partner. In performing its, his or her duties, the General Partner shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Partnership or any facts pertinent to the existence and amount of assets from which distributions to Limited Partners might properly be paid), of the following other Persons or groups: (a) any attorney, independent accountant, independent contractor or other Person engaged by the Partnership or any of its Subsidiaries; or (b) any other Person who has been selected and monitored with reasonable care by or on behalf of the Partnership, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in the Delaware LP Act or otherwise pursuant to applicable law. No Person who is (i) the General Partner or an officer, manager, director, employee, member, or committee member of the General Partner, (ii) a Limited Partner or an officer, director, manager, partner, member or employee of the Limited Partner, (iii) who is a Chairperson, or (iv) who is an Investment Committee Member, in each case, in its, his or her capacity as such or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Partnership or any of its Subsidiaries, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being an officer, manager, director, employee, member, partner or committee member of the General Partner or a Limited Partner or who is a Chairperson or an Investment Committee Member or any combination of the foregoing. 3.4 Indemnification. Notwithstanding Section 3.2, the (i) General Partner, and each officer, manager, director, employee, member, and committee member of the General Partner, (ii) the Tax Matters Representative (and its successors), (iii) the Limited Partners, and each officer, director, manager, partner, member and employee of such Limited Partner, (iv) the Designated Individual, (v) a Chairperson, and (vi) the Investment Committee Members (collectively, the “Protected Persons”) shall not be liable, responsible or accountable for damages or otherwise to the Partnership or any of its Subsidiaries, or to the Partners, and, to the maximum extent permitted by law, each Protected Person shall be indemnified and held harmless by the Partnership, from and against all losses, liabilities, damages or expenses (including amounts paid for attorneys’ fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any such Protected Person may directly or indirectly become subject for any action taken or omitted to be taken as a Partner or in connection with any current or past involvement with the Partnership, but only to the extent that (a) such Protected Person’s course of conduct was pursued in good faith and believed by him or her to be in the best interests of the Partnership and was reasonably believed by him or her to be within the scope of authority conferred on such Protected Person pursuant to this Agreement, and (b) such course of conduct did not constitute gross negligence, willful misconduct or fraud on the part of such Protected Person. Subject to approval of the General Partner, the Partnership may pay the expenses incurred by any

18 such Protected Person indemnifiable hereunder in connection with any proceeding in advance of the final disposition, so long as the Partnership receives an undertaking by such Person to repay the full amount advanced if there is a final determination (i) that such Person did not satisfy the standards set forth in any of clauses (a) and (b) above, or (ii) that such Person is not entitled to indemnification as provided herein for any other reason. The rights of indemnification provided in this Section 3.4 are intended to provide indemnification of the Protected Persons to the fullest extent permitted by the Delaware LP Act and, to the extent applicable, GCL (in each case as existing today or as may hereafter be amended, but in the case of any such amendment, only to the extent such amendment permits the Partnership to provide broader indemnification rights than said law permitted the Partnership to provide prior to such amendment), regarding a partnership’s indemnification of its directors and officers and will be in addition to any rights to which the Protected Persons may otherwise be entitled by contract or as a matter of law and shall extend to such Persons’ heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.4. The right of each Protected Person to indemnification pursuant to this Section 3.4 may be conditioned upon the delivery by such Protected Person of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.4 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation. Indemnification under this Section 3.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 3.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.4 shall have the effect of limiting or denying any such rights with respect to actions taken prior to any amendment, modification or repeal. The Partnership acknowledges and agrees that the obligations of the Partnership under this Agreement to indemnify or advance expenses to any such Persons for the matters covered thereby shall be the primary source of indemnification and advancement of such Person in connection therewith, and any obligation on the part of any such Person under any Other Indemnification Agreement or other source of indemnification to indemnify or advance expenses to such Person shall be secondary to the Partnership’s obligation and shall be reduced by any amount that such Person may collect as indemnification or advancement from the Partnership. Notwithstanding the foregoing, no Limited Partner shall be indemnified or held harmless for taxes (including imputed underpayments), additions to tax, penalties or interest of or attributable to such Limited Partner or any Units of such Limited Partner, including pursuant to Section 7.7; provided, however, the limitation set forth in this sentence shall not limit the rights of any Person to be indemnified or held harmless under any other Transaction Document. ARTICLE IV Limited Partners; Meetings and General Partner 4.1 Voting Rights and Meetings of Limited Partners. The Limited Partners shall only have those voting or consent rights expressly set forth in this Agreement or expressly required by applicable law. A meeting of the Limited Partners entitled to vote on any matter may be called at any time by the General Partner upon not less than two (2) days’ notice (or less time in exigent circumstances). A Limited Partner may waive the requirement for notice of a meeting in writing or shall waive such requirement if such Partner is present at the meeting, in person or by proxy. The General Partner shall determine the location for such meeting; in the alternative, meetings may be held by telephone or video conference; provided that each of the Limited Partners

19 participating can hear each other participant. Unless this Agreement provides otherwise, at each meeting of Limited Partners entitled to vote on any matter, a quorum shall be constituted by the presence, in person or by proxy, of Limited Partners holding a majority of the then-outstanding Class A Units. A Limited Partner may authorize any Person to act for such Limited Partner by proxy as approved by the General Partner. The General Partner will determine the Limited Partners authorized to vote on a particular matter consistent with this Agreement. Unless otherwise specified in this Agreement, any and all actions to be taken by the Limited Partners entitled to take action or vote on any matter shall require the vote of the Limited Partners holding a majority of the Class A Units. In lieu of holding a meeting, the Limited Partners entitled to vote on any matter may vote or otherwise take action by a written instrument indicating the consent of the Limited Partners holding not less than the minimum number of Class A Units required to approve such an action at a meeting. 4.2 Registered Limited Partners. The Partnership shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware. 4.3 Limitation of Liability. No Limited Partner, any of its Affiliates or any officers, managers, partners, directors, members or employees of any Limited Partner or of any of its Affiliates will be obligated personally for any debt, obligation or liability of the Partnership or of any of its Subsidiaries or other Partners by reason of being a Limited Partner, whether arising in contract, tort or otherwise, except as provided in Section 7.7. Except as expressly provided in this Agreement, a Partner will not have any obligation to make any Capital Contributions to the Partnership. No Partner will have any fiduciary or other duty to another Partner with respect to the business and affairs of the Partnership or of any of its Subsidiaries (other than the duty of good faith and fair dealing). Except with respect to liabilities or obligations in Section 7.7, no Partner will have any responsibility to restore any negative balance in its, his or her Capital Account or to contribute to or in respect of the liabilities or obligations of the Partnership or of any of its Subsidiaries or return distributions made by the Partnership; provided that a Partner shall be required to return any distribution made to it in error pursuant to Section 7.6 of this Agreement. 4.4 Withdrawal or Resignation by a Limited Partner. So long as a Limited Partner continues to own or hold any Units, such Limited Partner shall not have the ability to withdraw or resign as a Limited Partner prior to the dissolution and winding up of the Partnership and any such withdrawal, resignation, attempted withdrawal or attempted resignation by a Limited Partner prior to the dissolution and winding up of the Partnership shall be null and void. A Limited Partner may elect to forfeit its Units, in whole or in part, at any time for no consideration. As soon as any Person who is a Limited Partner ceases to own or hold any Units, such Person shall no longer be a Limited Partner. 4.5 Death of a Limited Partner. The death of any Limited Partner shall not cause the dissolution of the Partnership. In such event the Partnership and its business shall be continued by the remaining Limited Partner or Limited Partners and the Units owned by the deceased Limited Partner shall automatically be transferred to such Limited Partner’s heirs (provided that, within a

20 reasonable time after such transfer, the applicable heirs shall sign a joinder to this Agreement substantially in the form of Exhibit A hereto). 4.6 Authority. No Limited Partner, in its capacity as a Limited Partner, shall have the power to act for or on behalf of, or to bind the Partnership. 4.7 Outside Activities. Subject to the terms of any written agreement by any Partner to the contrary, a Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities which compete with the Partnership, and no Partner shall have any duty or obligation to bring any “corporate opportunity” to the Partnership. Nothing herein shall prevent any Partner or any Affiliate thereof from engaging, to the extent permitted by law and not expressly prohibited hereby or by the GP LLC Agreement, in its customary business, other businesses, or from rendering services of any kind to any Person. Subject to the terms of any written agreement by any Partner to the contrary, neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in any business interests or activities of any Partner. 4.8 General Partner; Transfer of General Partnership Interest. In no event will the Partnership have more than one “general partner” (as that term is used in the Delaware LP Act), and, as of the Effective Date, such general partner is JV GP. The General Partner has no right or obligation to make Capital Contributions, has no right to receive, and will not receive, any distributions under this Agreement (or otherwise from the Partnership) and has no right to receive, and will not receive, any allocation of Profits, Losses, or other items of income, gain, loss, deduction or credits of the Partnership under this Agreement (or otherwise from the Partnership). Except as required by applicable law, the General Partner agrees not to resign or withdraw from the Partnership except in connection with an Approved Partnership Sale. The General Partner may only directly or indirectly transfer or assign the General Partnership Interest (i) if approved in writing by the GP Board in accordance with Section 6.1 of the GP LLC Agreement and, if applicable, otherwise permitted pursuant to Section 3.4 of the GP LLC Agreement, or (ii) in connection with an Approved Partnership Sale. Any attempted transfer or assignment of the General Partnership Interest in whole or in part in violation of the preceding sentence shall be deemed null and void for all purposes. If an Approved Partnership Sale occurs, the General Partner hereby agrees to either (A) transfer and assign the General Partnership Interest to the applicable acquirer in connection with such Approved Partnership Sale, with no consideration being paid to the General Partner for such transfer and assignment of the General Partnership Interest to such applicable acquirer, or (B) withdraw as the General Partner (with no consideration being paid to the General Partner for such withdrawal) with the applicable acquirer appointing a new general partner of the Partnership as the General Partner. Subject in all events to the restrictions on any transfer or assignment of the General Partnership Interest otherwise contained in this Section 4.8, no transfer or assignment of the General Partnership Interest otherwise permitted by this Section 4.8 may be completed until the prospective transferee is admitted as the general partner of the Partnership by executing and delivering to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement as the general partner in such form as shall be reasonably acceptable to the General Partner, in which case the transferor (A) shall then cease to be the General Partner, and (B) shall then no longer possess or have the power to exercise any rights or powers of the General Partner of the Partnership.

21 ARTICLE V Units; Limited Partnership Interests 5.1 Units Generally; Limited Partners Schedule. The Limited Partnership Interests shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series as approved by the General Partner, with each type, class or series having the rights and privileges set forth in this Agreement. The Partnership shall maintain a schedule of all Limited Partners from time to time, and the Units held by them (as the same may be amended, modified or supplemented from time to time in accordance herewith, the “Limited Partners Schedule”), a copy of which as of the Effective Date is attached hereto as Schedule A. Ownership of a Unit (or fraction thereof) shall not entitle a Limited Partner to call for a partition or division of any property of the Partnership or for any accounting. 5.2 Authorization of Units. (a) Class A Units. The Partnership is hereby authorized to issue up to 210,000,000 non-voting Class A Units at a price of $1.00 per Class A Unit. As a point of clarity, to the extent any issued and outstanding Class A Units are forfeited to, or repurchased by, the Partnership, such Class A Units will cease to be issued and outstanding, will be deemed to be unissued, and will thereafter be available to be issued by the Partnership. (b) Other Units. The Partnership (with the approval of the General Partner in accordance with the GP LLC Agreement and pursuant to Section 6.10 of this Agreement) is hereby authorized to issue one or more other classes or series of Units with such rights and preferences as will be set forth in an amendment to this Agreement. 5.3 Issuance of Units. In addition to the issuances of Class A Units as expressly provided for in this Agreement, subject to the limitations contained in Section 11.5, and subject to Section 5.4, the Partnership (with the approval of the General Partner in accordance with the GP LLC Agreement) may issue additional Class A Units. 5.4 New Limited Partners. In order for a Person to be admitted as a Limited Partner of the Partnership, such Person shall, in addition to the other requirements set forth in this Agreement, have executed and delivered to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the amendment of the Limited Partners Schedule by the Partnership and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Partnership of payment for the issuance of any applicable Units, such Person shall be admitted as a Limited Partner and deemed listed as such on the books and records of the Partnership and shall be issued such Limited Partner’s Units, and the Partnership shall modify the Limited Partners Schedule to reflect such admittance. The General Partner shall also adjust the Capital Accounts of the Limited Partners as necessary in accordance with Section 6.2. ARTICLE VI Capital Contributions and Capital Accounts 6.1 Capital Commitments.

22 (a) Subject to the provisions of this Agreement, each Limited Partner hereby agrees to make Capital Contributions to the Partnership, from time to time, but in no event shall any Limited Partner be required to make a Capital Contribution at any time in an amount in excess of its Remaining Capital Commitment at such time. The General Partner shall set forth in the books and records of the Partnership the amount contributed by each Limited Partner from time to time. In no event shall the General Partner modify a Limited Partner’s Maximum Capital Commitment without the written consent of such Limited Partner. (b) Reserved. (c) The Limited Partners Schedule shall be updated from time to time to reflect any new or additional Capital Commitments or Limited Partners. 6.2 Capital Accounts. (a) Maintenance Rules. The Partnership shall maintain for each Limited Partner a separate capital account (a “Capital Account”) in accordance with this Section 6.2(a). Each Capital Account shall be maintained in accordance with the following provisions: (i) Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Limited Partner to the Partnership pursuant to this Agreement, such Limited Partner’s allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Limited Partner pursuant to Section 8.2, Section 8.3, or any other provision of this Agreement and the amount of any liabilities of the Partnership that such Partner is considered to assume or take subject to. (ii) Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Limited Partner pursuant to this Agreement, such Limited Partner’s allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Limited Partner pursuant to Section 8.2, Section 8.3, or any other provision of this Agreement, and the amount of any liabilities of such Limited Partner that the Partnership is considered to assume or take subject to. (iii) If all or any portion of a Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit (or portion thereof). (iv) For the avoidance of doubt, upon any revaluation described in paragraph (ii) of the definition of “Book Value”, the Capital Accounts of the Limited Partners shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or (s). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the General Partner may authorize such modifications.

23 (b) Definition of Profits and Losses. “Profits” and “Losses” mean, for each Taxable Year, an amount equal to the Partnership’s taxable income or loss, respectively, for such Taxable Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (i) The computation of all items of income, gain, loss and deduction shall include tax exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes. (ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e), (f) or (s), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property. (iii) Items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property. (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and the definition of “Depreciation”. (v) To the extent an adjustment to the adjusted tax basis of any Partnership property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); provided, however, that amounts otherwise taken into account for purposes of Section 8.2(a) shall not be taken into account again hereunder. (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to pursuant to Section 8.2, Section 8.3 or any other provision of this Agreement shall be excluded from such taxable income or loss, provided that such items shall be calculated in manner consistent with this definition. 6.3 Negative Capital Accounts. If any Partner has a deficit balance in its Capital Account, such Partner shall have no obligation to restore such negative balance or to make any Capital Contributions to the Partnership by reason thereof, and such negative balance shall not be considered an asset of the Partnership or of any Partner. 6.4 Limitations on Capital Contributions. In no event shall any Limited Partner be required to make a Capital Contribution at any time in an amount in excess of its Remaining Capital Commitment at such time.

24 6.5 Notice of Drawdowns. The Capital Contributions of a Limited Partner shall be made subject to the following terms and conditions and any approvals required under this Agreement and the GP LLC Agreement: (a) At any time during the Investment Period (or Harvest Period if applicable, pursuant to clause (B) of the second sentence of Section 7.1(a)), upon approval of an Investment or any Other Investment by the Investment Committee in accordance with the GP LLC Agreement, the Partnership shall provide each Limited Partner with a written notice (the “Notice of Drawdown”) of a required Capital Contribution. A Notice of Drawdown must be delivered at least ten (10) Business Days prior to the due date of the Capital Contribution, unless notice is waived in writing by such Limited Partner. (b) The Notice of Drawdown shall describe the purpose of the Capital Contribution (which shall be limited to funding Investments and Other Investments approved by the Investment Committee in accordance with the GP LLC Agreement, transaction fees and expenses relating to Investments and any Other Investments and expenses and liabilities of the Partnership and the General Partner including Partnership Expenses and Reserves) and shall specify, to the best knowledge of the General Partner as of the date thereof, the amount of the Capital Contribution (which, in any case, shall be pro rata based on the Remaining Capital Commitments of the Limited Partners and subject to Sections 6.5(c) and 6.5(d) below) required to be made by each Limited Partner. If the General Partner changes the amount of the Capital Contribution to be made by the Limited Partners pursuant to a Notice of Drawdown prior to the related Capital Contribution being made, then the General Partner shall give prompt written notice to each Limited Partner (which notice shall make reference to the Notice of Drawdown) specifying in reasonable detail the reason for such change and the amount to be contributed, which shall pay such Capital Contribution, as adjusted, thereby required by the date specified in such notice; provided that such payment date shall be at least ten (10) Business Days after the date such notice of a change in the Notice of Drawdown is given. (c) Each Limited Partner shall, subject to Section 6.3 hereof, pay to the Partnership the Capital Contribution determined in accordance with this Section 6.5, as specified in the Notice of Drawdown (as the same may be revised in accordance with the foregoing clause (b)), in immediately available funds by the date of the Capital Contribution specified in the Notice of Drawdown to such account or accounts as set forth in the Notice of Drawdown in exchange for the applicable Units set forth in the Notice of Drawdown. (d) The General Partner shall make adjustments to Remaining Capital Commitments and Capital Contributions to reflect the provisions of this Section 6.5 and record such adjustments on the Partnership’s books and records, including the Limited Partners Schedule. 6.6 Default in Payment. (a) If a Limited Partner fails to make a Capital Contribution or to pay or return any other amounts required to be paid or returned pursuant to this Agreement (a “Default”) when due, such Default, unless cured within ten (10) Business Days of written notice of such Default from the General Partner, shall be an “Event of Default” and such Limited Partner shall be a “Defaulting Limited Partner.” Upon the occurrence of an Event of Default, a Limited Partner that

25 is not the Defaulting Limited Partner or an Affiliate thereof (the “Non-Defaulting Limited Partner”), and/or the General Partner may, at its discretion: (i) pursue any remedy at law or equity against the Defaulting Limited Partner including seeking specific performance to cause the Defaulting Limited Partner to cure such Default; (ii) in the event any such Event of Default relates to the failure of a Limited Partner to make a Capital Contribution when due, (A) send to the Non-Defaulting Limited Partners a revised Notice of Drawdown for such Capital Contribution in which the amount of the Capital Contribution to be made by each Non-Defaulting Limited Partner is determined as if the Defaulting Limited Partner has a Remaining Capital Commitment of zero, and (B) amend the Limited Partners Schedule, solely to reduce the Maximum Capital Commitment of the Defaulting Limited Partner by an amount up to the amount of Capital Contributions that such Defaulting Limited Partner failed to contribute in respect of the applicable Notice of Drawdown; (iii) charge the Defaulting Limited Partner interest, which shall accrue on the outstanding unpaid balance, from and including the date of Default until the date of payment to the Partnership by the Defaulting Limited Partner of such amount (together with accrued interest thereon) at a rate equal to the lesser of (x) 18% per annum, and (y) the maximum rate permitted by applicable law, which interest shall be payable solely to the Non-Defaulting Limited Partners (other than Affiliates of the Defaulting Limited Partner); and/or (iv) subject to Section 6.6(b), cause a forced Transfer or sale of the Defaulting Limited Partner’s Limited Partnership Interest to other Limited Partner(s) or third parties at the lower of Fair Market Value and cost, as determined reasonably and in good faith by the General Partner in accordance with the GP LLC Agreement; provided that, if the proceeds from such sale exceed the amount owed by the Defaulting Limited Partner to the Partnership, such excess amount shall be paid to the Defaulting Limited Partner. (b) In the event a Non-Defaulting Limited Partner or the General Partner elect to exercise the remedy set forth in Section 6.6(a)(iv), the General Partner shall notify the other Limited Partners, in which case, within seven (7) Business Days of receipt of such notice, any Non-Defaulting Limited Partner (other than an Affiliate of a Defaulting Partner) may, by delivery of written notice to the General Partner, elect to purchase all, but not less than all, of the Defaulting Limited Partner’s Limited Partnership Interest at the lower of Fair Market Value and cost, as determined reasonably and in good faith by the General Partner in accordance with the GP LLC Agreement, in which case the Purchasers (as hereinafter defined) of the Defaulting Limited Partner’s Limited Partnership Interest shall agree to assume the obligations of the Defaulting Limited Partner to contribute to the Partnership any portion of the Defaulting Limited Partner’s required Capital Contribution, and to pay to the Partnership any Capital Contributions when called for by the General Partner. If multiple Limited Partners offer to purchase the Defaulting Limited Partner’s Limited Partnership Interest, each such Limited Partner (other than an Affiliate of a Defaulting Partner) (a “Purchaser”) shall have the right to purchase its pro rata portion of such

26 Limited Partnership Interest, based upon the Purchasers’ relative Remaining Capital Commitments (excluding the Remaining Capital Commitments of the Defaulting Limited Partner) immediately prior to such purchase. Notwithstanding the foregoing, no Benefit Plan Investor shall be permitted to purchase any Defaulting Limited Partner’s Limited Partnership Interest if such purchase would cause the assets of the Partnership to be treated as “plan assets” under Section 3(42) of ERISA. If no Limited Partner elects to be a Purchaser, then the General Partner may elect to sell the Defaulting Limited Partner’s Limited Partnership Interest to other parties, at its sole discretion. (c) The rights and remedies of the Limited Partners and the General Partner in this Section 6.6 are in addition to and not in limitation of any other rights available to the Partners or the Partnership pursuant to this Agreement or at law or in equity. An Event of Default by any Limited Partner in respect of any Capital Contribution or payment shall not relieve any other Limited Partner of its obligation to make Capital Contributions or payments. In no event shall the General Partner or a Non-Defaulting Limited Partner be liable to the Partnership or any Limited Partner for any exercise, or any omission to exercise, in whole or in part, any of the remedies described above with respect to any Event of Default or with respect to any Limited Partner. (d) The right of the Partnership or Partners to enforce the remedies contemplated by Section 6.6(a)(iv) shall be deemed to be part of, and upon any sale, Transfer, assignment or other disposition of such Limited Partnership Interest shall be Transferred along with, such Defaulting Limited Partner’s Limited Partnership Interest in the Partnership. The rights pursuant to this Section 6.6 are not exclusive and shall not be deemed to waive any other right or remedy of the Partnership, the General Partner or any Limited Partner under this Agreement, at law or in equity, against any Limited Partner or its Permitted Transferee (if any), as the case may be, for failure to make any Capital Contribution. (e) The Limited Partners hereby agree not to seek to prevent exercise of any rights pursuant to this Section 6.6 by any proceeding at law or in equity. Notwithstanding the foregoing, a Limited Partner shall not be compelled to Transfer or sell its Limited Partnership Interest if such Transfer or sale would result in the violation of ERISA or Code Section 4975. 6.7 No Withdrawal and Redemptions. Except as the General Partner may otherwise determine, no Limited Partner shall have the right to withdraw from the Partnership or to demand a return of all or a portion of its Capital Contributions during the term of the Partnership. Unless otherwise required by law, the Partnership shall not have the right to redeem all or a portion of a Limited Partner’s Limited Partnership Interest in the Partnership or otherwise, except as provided in Section 6.6 and this Section 6.7. 6.8 Advances by a Limited Partner. A Limited Partner may advance funds to or on behalf of the Partnership on an arm’s length basis and on terms approved by the General Partner in accordance with the GP LLC Agreement (each such advance of funds, an “Advance”). An Advance constitutes a loan from a Limited Partner to the Partnership and shall not be a Capital Contribution. 6.9 Limited Liability. Except as otherwise provided by the Delaware LP Act or in this Agreement (including Section 7.7), the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the

27 Partnership, and no Limited Partner will be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner. 6.10 Preemptive Rights. Except in connection with the issuance of Units set forth in a Notice of Drawdown pursuant to Section 6.5, if the General Partner determines in accordance with the GP LLC Agreement to issue new Limited Partnership Interests (including new classes or series of Limited Partnership Interests) or accept additional Capital Commitments from new Limited Partners (by admitting such new Limited Partner as an additional Limited Partner) or existing Limited Partners in accordance with ARTICLE V or ARTICLE VI, as applicable (each, a “Proposed Issuance”), subject to the terms of this Agreement, including this Section 6.10, Section 13.5, and the GP LLC Agreement, the General Partner shall have the power to make amendments to this Agreement, in order to reflect the creation, authorization and issuance of any new Limited Partnership Interests or increased or additional Maximum Capital Commitments and to provide for such powers, designations, preferences, rights, privileges and restrictions as the General Partner deems necessary or appropriate. If the General Partner approves a Proposed Issuance to an existing Limited Partner or a new Limited Partner in accordance with the GP LLC Agreement, in addition to the other conditions set forth in this Agreement, including ARTICLE XI with respect to issuance of new Limited Partnership Interests and the admission of an additional Limited Partner as a Limited Partner, if applicable, the Partnership shall comply with the following provisions, unless otherwise determined by the General Partner: (a) The Partnership shall provide a written notice (a “Preemptive Notice”) of any such Proposed Issuance to each existing Limited Partner, which shall set forth (i) the amount of new Limited Partnership Interests proposed to be offered and issued or Maximum Capital Commitments proposed to be accepted, (ii) the material terms and conditions of the Proposed Issuance, and (iii) the proposed closing date of the Proposed Issuance, which shall be no earlier than fifteen (15) days nor more than one-hundred and twenty (120) days from the date of such Preemptive Notice (and otherwise in compliance with the terms of this Agreement, including ARTICLE XI). A Preemptive Notice shall represent an offer to each existing Limited Partner to participate in such Proposed Issuance pro rata (based on each such existing Limited Partner’s Ownership Percentage at the time of such Proposed Issuance) on the terms set forth in the Preemptive Notice. Each Limited Partner shall have the right to participate in the Proposed Issuance by providing written notice thereof (a “Subscription Notice”) to the Partnership no later than ten (10) days following the date of the Preemptive Notice (such period, the “Election Period”). Each Subscription Notice shall be irrevocable and shall set forth the amount of new Limited Partnership Interests such Limited Partner desires to purchase or add to its Maximum Capital Commitment such Limited Partner desires to make in connection with such Preemptive Notice. If any such Limited Partner fails to accept such offer within the Election Period, such Limited Partner shall not have any right to acquire any such new Limited Partnership Interests or make any such new Capital Commitment with respect to such Proposed Issuance. If no Limited Partner delivers a Subscription Notice with the Election Period, the Partnership may offer such Limited Partnership Interests to a third party in accordance with ARTICLE XI. (b) If less than the full amount of the new Limited Partnership Interests set forth in the Preemptive Notice have been subscribed for by one or more Limited Partners (the “Unsubscribed Amount”), the Partnership shall notify in writing the Limited Partners who had previously delivered a Preemptive Notice (a “Preemptive Purchasing Limited Partner”) of the

28 Unsubscribed Amount (such notice, the “Unsubscribed Amount Notice”). Each Preemptive Purchasing Limited Partner shall have the right, but not the obligation, to additionally purchase up to its pro rata portion (based on the relative Ownership Percentage of such participating Preemptive Purchasing Limited Partner at the time of such Proposed Issuance compared to the Ownership Percentages of all Preemptive Purchasing Limited Partners) of the Unsubscribed Amount by providing written notice to the Partnership (an “Unsubscribed Subscription Notice”) within two (2) Business Days following the date of delivery of the Unsubscribed Amount Notice. The Partnership shall provide each Limited Partner who accepted the applicable offer within the Election Period with written notice of the closing date for the Proposed Issuance at least five (5) Business Days prior thereto. In the event that (i) no Limited Partner delivers an Unsubscribed Subscription Notice, or (ii) any Preemptive Purchasing Limited Partner does deliver an Unsubscribed Subscription Notice but does not commit to purchase its full pro rata portion of the Unsubscribed Amount, the Partnership may offer any remaining portion of the Unsubscribed Amount, first, to the Preemptive Purchasing Limited Partner(s) that delivered an Unsubscribed Subscription Notice (on a pro rata basis determined by relative Ownership Percentages in the event there are more than one such Preemptive Purchasing Limited Partners), and thereafter, to a third party in accordance with ARTICLE VIII. (c) At the closing of the Proposed Issuance, each Limited Partner who delivered a Subscription Notice to the Partnership shall (i) purchase, for cash, the amount, of new Limited Partnership Interests or make such additional Maximum Capital Commitment, as applicable, indicated in the Subscription Notice and any applicable Unsubscribed Subscription Notice of such Limited Partner; (ii) enter into a Subscription Agreement in substantially the form executed by the other Persons participating in such Proposed Issuance; and (iii) take all other actions, and execute all such other instruments, as shall be required under this Agreement, including as may be required under Section 8.2. (d) The Partnership may elect not to proceed with any Proposed Issuance, in which event, subject to the terms of ARTICLE XI, no Limited Partner shall have the right to purchase any new Limited Partnership Interests. In the event that (i) the Partnership does not proceed with the Proposed Issuance and later determines to issue or sell new Limited Partnership Interests or accept additional Maximum Capital Commitments, or (ii) the Proposed Issuance does not close within one-hundred and twenty (120) days of the date of the Preemptive Notice, such new Limited Partnership Interests or right to make additional Maximum Capital Commitments must be re-offered to the Limited Partners pursuant to the terms of this Agreement, including this Section 6.10 and ARTICLE XI. (e) If in any instance a Limited Partner elects not to exercise such Limited Partner’s rights under this Section 6.10, such election shall not constitute a waiver of such Limited Partner’s rights in the case of any subsequent transaction by the Partnership giving rise to the issuance of a Preemptive Notice hereunder. ARTICLE VII Distributions 7.1 Investment and Reinvestment; Distributions.

29 (a) The General Partner shall deduct from any payments or other proceeds received by the Partnership: (i) any Partnership expenses (including, expenses and fees payable by the Partnership under the Servicing Agreement and the Administration Agreement) (the “Partnership Expenses”) or expenses of the General Partner, and (ii) reasonable reserves established in good faith by the General Partner (“Reserves”), including for purposes of satisfying known or contingent liabilities, paying Partnership Expenses or expenses of the General Partner or making Investments or Other Investments (to the extent previously approved by the Investment Committee in accordance with the GP LLC Agreement but not yet funded) (with any amounts then remaining after the deductions of (i) and (ii), the “Available Cash Flow”). The Partnership shall apply the Available Cash Flow (subject to any approval required to be given by the General Partner pursuant to the GP LLC Agreement, and subject to Section 7.1(b) below, as applicable): (A) during the Investment Period, to make Investments or Other Investments approved by the Investment Committee in accordance with the GP LLC Agreement through the Partnership, or an Affiliate thereof, (B) during the Harvest Period, to make Investments or Other Investments through the Partnership or an Affiliate thereof approved by the Investment Committee in accordance with the GP LLC Agreement (but not funded) during the Investment Period (transactions contemplated by the forgoing clauses (A) and (B), “Reinvestments”) and (C) as reasonably determined as necessary by the General Partner, to pay for any Partnership Expenses or expenses of the General Partner. The Partnership shall reimburse, as Partnership Expenses, each of the TowerBrook Partners and the Newtek Partners and their respective Affiliates for the reasonable out-of-pocket fees and expenses incurred by them prior to, on or after the Effective Date in connection with their evaluation, negotiation (for the avoidance of doubt, no TowerBrook Partner or Newtek Partner will engage in the negotiation of an Investment or Other Investment with a borrower; provided, that this parenthetical will not limit the ability of a Newtek Affiliate to originate and negotiate loans as contemplated by the Eligible Loan Criteria) and pursuit of the transactions contemplated by this Agreement, the GP LLC Agreement, the Administration Agreement, the Servicing Agreement, and the other Transaction Documents within ten (10) Business Days of delivery of invoices to the Partnership. (b) Subject to the approval of the General Partner, the Partnership shall distribute Available Cash Flow, subject to deductions and establishing of Reserves made by the General Partner pursuant to Section 7.1(a) and Section 7.3 (including for any due but unpaid Servicing Fees) pro rata to the Limited Partners. During the Harvest Period, (A) the Partnership and the Partners shall use commercially reasonable efforts to sell (or otherwise realize) the Partnership’s and its Subsidiaries’ Investments and Other Investments that are not expected to be redeemed or to result in substantial cash distributions prior to the end of the Harvest Period, and (B) subject to deductions and establishing of Reserves made by the General Partner pursuant to Section 7.1(a) and Section 7.3 and the funding of Investments and Other Investments approved by the Investment Committee in accordance with the GP LLC Agreement (but not funded) during the Investment Period, distributions will be made to Limited Partners on a distribution date that is no later than thirty (30) days after any calendar quarter in which the Partnership, as holder of an Investment or Other Investment approved by the Investment Committee in accordance with the GP LLC Agreement, receives any distribution or proceeds in respect thereof. Each Limited Partner shall cooperate with the Partnership and the General Partner in good faith and take such actions as are reasonably requested by the General Partner in connection with the sale of the Partnership’s Investments and Other Investments.

30 7.2 In Kind Distributions. Notwithstanding anything herein to the contrary, if, on the last day of the Harvest Period, any Investment or Other Investment remains outstanding and unsold, the Partnership will distribute such Investment or Other Investment at the request of either the Newtek Investor or the TowerBrook Investor, to the Newtek Partners or the TowerBrook Partners, as applicable, in kind, on a pro rata basis. 7.3 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Limited Partner on account of its interest in the Partnership if such distribution would violate applicable law or is prohibited by the terms of any indebtedness of the Partnership. Notwithstanding anything herein to the contrary, any distributions made pursuant to this ARTICLE VII, to the extent there has been a Default by a Limited Partner, may not be made pro rata to the Limited Partners, and instead distributions that may have otherwise been distributable to a Defaulting Limited Partner shall instead be used to satisfy any obligations of such Defaulting Limited Partner pursuant to Section 6.6 with any remainder distributed to the Non-Defaulting Limited Partners, pro rata. 7.4 Tax Distributions. Subject to the restrictions of any of the Partnership’s and/or its Subsidiaries’ then applicable debt financing agreements and subject to the retention of any other amounts necessary to satisfy the Partnership’s and/or its Subsidiaries’ obligations as determined in good faith by the General Partner (the “Applicable Restrictions”), at least five (5) days before each date prescribed by the Code for a calendar year corporation to pay, to the extent of any Available Cash Flow, quarterly installments of estimated tax, the Partnership shall distribute to each Limited Partner cash (“Tax Advances”) in proportion to and to the extent of such Limited Partner’s Quarterly Estimated Tax Amount for the applicable quarter. If, at any time after the final Quarterly Estimated Tax Amount has been distributed pursuant to the previous sentence with respect to any Taxable Year, the aggregate Tax Advances to any Limited Partner with respect to such Taxable Year are less than such Limited Partner’s Tax Amount for such Taxable Year (a “Shortfall Amount”), then the Partnership shall (subject to the Applicable Restrictions) distribute cash to the Limited Partners in proportion to and to the extent of each Limited Partner’s Shortfall Amount for such Taxable Year before the seventy-fifth (75th) day of the next succeeding Taxable Year. If the aggregate distributions made to any Limited Partner pursuant to this Section 7.4 for any Taxable Year exceed such Limited Partner’s Tax Amount for such Taxable Year (an “Excess Amount”) such Excess Amount shall reduce subsequent distributions that would be made to such Limited Partner pursuant to this Section 7.4, except to the extent the distributions giving rise to such Excess Amount have been credited against an amount otherwise distributable pursuant to Section 7.1. The amount distributable to any Limited Partner pursuant to Section 7.1 or Section 10.2 shall be reduced by the amount distributed to such Limited Partner pursuant to this Section 7.4 (to the extent not previously taken into account as a reduction pursuant to this sentence) and the amount distributed under this Section 7.4 shall be deemed to have been distributed pursuant to Section 7.1 at the time such amount is taken into account as a reduction in distributions otherwise payable under Section 7.1 or Section 10.2 for purposes of making the calculations required by Section 7.1. No Limited Partner shall be liable to the Partnership for any amount distributed to it pursuant to this Section 7.4 or for any interest on such amount. 7.5 Pro Rata Distributions. References herein to distributions pro rata to Limited Partners shall mean, for each Limited Partner, a distribution calculated on the basis of such Limited Partner’s Ownership Percentage.

31 7.6 Incorrect Distributions. Notwithstanding anything to the contrary in this ARTICLE VII, any distributions made to a Limited Partner determined by the General Partner in good faith to be made in error or in violation of Section 18-607(a) of the Delaware LP Act, will, upon demand by the General Partner, be returned to the Partnership within thirty (30) Business Days of written notice by the General Partner. 7.7 Withholding and Certain Other Taxes. If the Partnership is required by law to make any payment on behalf of a Limited Partner in his, her or its capacity as such (including in respect of withholding or other foreign, federal, state or local taxes, personal property taxes, and unincorporated business taxes, etc.), then the Partnership will reduce current or subsequent distributions which would otherwise be made to such Limited Partner until the Partnership has recovered the amount paid on behalf of such Limited Partner (and the amount of such reduction will be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution will not further reduce the Limited Partner’s Capital Account). Any income taxes (including imputed underpayments), and related additions to tax, penalties and interest arising from an audit adjustment or administrative adjustment request that are payable by the Partnership shall be treated as specifically attributable to the Limited Partners and shall be allocated among the Limited Partners such that the burden of (or any diminution in distributable proceeds resulting from) any such income taxes, additions to tax, penalties or interest is borne by those Limited Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), in each case as determined by the General Partner. If the proceeds to the Partnership from an Investment or Other Investment are reduced on account of taxes (including imputed underpayments), additions to tax, penalties or interest withheld or paid by any other Person, and such taxes, additions to tax penalties or interest are imposed on or otherwise are attributable to one or more Limited Partners, the amount of the reduction shall be treated as if it were payment made by the Partnership under this Section 7.7 with respect to the relevant Limited Partner. Each Limited Partner hereby agrees to indemnify the Partnership for, and hold the Partnership harmless from, any taxes (including imputed underpayments), and related additions to tax, penalties and interest paid or incurred by the Partnership that are attributable to such Limited Partner. The obligations set forth in this Section 7.7 shall survive a Limited Partner’s ceasing to be a Partner in the Partnership, the termination, dissolution, liquidation or winding up of the Partnership and the termination of this Agreement. ARTICLE VIII Allocations 8.1 Allocations of Profits and Losses. The Partnership’s Profits and Losses (or, in the discretion of the Tax Matters Representative, items of the Partnership’s income, gain, loss or deduction) for any Taxable Year shall be allocated among the Limited Partners in such a manner that, as of the end of such Taxable Year and to the extent possible, the Capital Account of each Limited Partner increased by such Limited Partner’s share of Partnership Minimum Gain, Partner Minimum Gain and, without duplication, any amount such Limited Partner is obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c) (computed immediately prior to the hypothetical sale of assets) shall be equal to the respective net amount which would be distributed to such Limited Partner under this Agreement, determined as if the Partnership were to (a) liquidate the assets of the Partnership for an amount equal to their Book Value as of the end of such fiscal period and (b) satisfy liabilities (limited, with respect to any nonrecourse liability, to

32 the Book Value of the assets securing such liability) and distribute the proceeds in liquidation in accordance with Section 10.2. 8.2 Regulatory and Special Allocations. Notwithstanding the provisions of Section 8.1: (a) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such Profits or Losses shall be specially allocated to the Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Treasury Regulations. (b) Except as otherwise provided in Section 8.2(c), if there is a net decrease in Partnership Minimum Gain (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Limited Partner shall be specially allocated items of income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Limited Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. (c) Partner Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Minimum Gain during any Taxable Year, each Limited Partner that has a share of such Partner Minimum Gain shall be specially allocated items of income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Limited Partner’s share of the net decrease in Partner Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith. (d) In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Profits shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments (computed after the application of Section 8.2(a), Section 8.2(b) and Section 8.2(c), but before the application of any other provision of Section 8.1, Section 8.2 and Section 8.3), allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. (e) The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury

33 Regulations under Code Section 704. Notwithstanding any other provisions of this ARTICLE VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Limited Partners so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Limited Partner shall be equal to the net amount that would have been allocated to such Limited Partner if the Regulatory Allocations had not occurred. (f) The Partnership shall make any special allocations of any item of income, gain, loss, deduction or credit as are necessary and appropriate under or on account of the provisions of the Partnership Tax Audit Rules. (g) During any time that a noncompensatory option (as defined in Regulations Section 1.721-2(f)) is outstanding, the Partnership shall comply with the rules of Treasury Regulations Sections 1.704-1(b)(2)(iv)(s) and 1.704-1(b)(4)(ix). 8.3 Curative Allocations. If the Tax Matters Representative determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this ARTICLE VIII (an “Unallocated Item”), or that the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Limited Partners’ economic interests in the Partnership (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Tax Matters Representative may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that any such allocation that would have a material and disproportionate effect on the amounts distributable to any Limited Partner, including the amounts to be distributed upon the complete liquidation of the Partnership, will not be made without the prior consent of such Limited Partner (which consent no such Limited Partner may unreasonably withhold, condition or delay). 8.4 Tax Allocations. (a) All income, gains, losses, deductions and credits of the Partnership shall be allocated, for U.S. federal, state and local income tax purposes, among the Limited Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Limited Partners for purposes of computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Partnership’s subsequent income, gains, losses, deductions and credits shall be allocated among the Limited Partners for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. Each item of income, gain, loss, deduction and credit realized by the Partnership in any Taxable Year and included in Profits or Losses shall be allocated pro rata to the Limited Partners according to the amount of Profits or Losses, as the case may be, allocated to them in such year. (b) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Limited Partners in accordance with Code Section 704(c) and the traditional method of Treasury

34 Regulation Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its Book Value. (c) If the Book Value of any Partnership property is adjusted pursuant to Section 6.2(a)(iv), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). (d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Limited Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii). (e) Allocations pursuant to this Section 8.4 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Limited Partner’s Capital Account or share of Profits, Losses, or other items of income, gain, loss or deduction as computed for purposes of computing any Limited Partner’s Capital Account, pursuant to any provisions of this Agreement. ARTICLE IX Elections and Reports 9.1 Generally. The Partnership will keep appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 12.2. 9.2 Tax Status. The Partners intend that the Partnership be treated as a partnership for U.S. federal and applicable state and/or local income tax purposes and not as a publicly traded partnership taxable as a corporation and the Partnership and each Partner shall file all tax returns on the basis consistent therewith. The General Partner undertakes not to elect, or authorize any person to elect, to change the status of the Partnership from that of a partnership for US federal income tax purposes. 9.3 Tax Elections. Except as provided in Section 9.2, the General Partner will determine whether to make or revoke any available election pursuant to the Code in respect of the Partnership. Each Limited Partner will upon request supply the information necessary to give proper effect to any such election. 9.4 Tax Matters Representative. For US federal income tax purposes only, the General Partner (or its designee) shall act as the “partnership representative” (within the meaning of Code Section 6223(a) and any substantially similar state, local or non-U.S. tax audit rules) for the Partnership (the “Tax Matters Representative”) and exercise any authority granted to the Tax Matters Representative under the Code, including settling any tax audit. The Tax Matters Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for

35 professional services and costs associated therewith. Each Limited Partner shall comply or otherwise satisfy the requirements under the Partnership Tax Audit Rules (including any requirements in connection with an election pursuant to Code Section 6226) (it being understood and agreed that this Section 9.4 shall apply to former Partners). Each Partner agrees to cooperate with the Tax Matters Representative and to do or refrain from doing, as the case may be, any or all things (including providing any information or documentation and executing any forms or documents) reasonably requested by the Tax Matters Representative in connection with any tax matter (including in connection with a tax audit or proceeding) affecting the Partnership. Any deficiency for income taxes imposed on or attributable to any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner (or former Partner, if applicable), and if required to be paid (and actually paid) by the Partnership, shall be recoverable from such Partner (or former Partner, if applicable) by the Partnership as provided in Section 7.7. This Section 9.4 shall, notwithstanding anything to the contrary in this Agreement, remain binding on former Partners until any relevant tax audit is concluded or the applicable statute of limitations has expired. 9.5 Schedule K-1. The Partnership shall use reasonable efforts to provide each Partner with such Partner’s U.S. Internal Revenue Service Form 1065, Schedule K-1 and any similar form prescribed for state and local income tax purposes or, if the Partnership is not required to file a US federal income tax return for such Taxable Year, an equivalent thereof (such forms collective with U.S. Internal Revenue Service Form 1065, Schedule K-1, “Schedule K-1”) for each Taxable Year within ninety (90) days after the end of such Taxable Year; provided that if the Partnership is not able to provide such Schedules K-1 within such time, it will provide bona fide estimated Schedules K-1 prepared in good faith based on information available to the Partnership no later than the fifth (5th) Business Day of March of the Taxable Year following the end of the relevant Taxable Year and will provide final Schedules K-1 within one-hundred and twenty (120) days after the end of such Taxable Year. Notwithstanding anything in this Agreement to the contrary, no Partner shall be entitled to request the Schedules K-1 of any other Partner. 9.6 Taxable Year. The Taxable Year of the Partnership shall end on December 31 of each calendar year; provided that the Taxable Year of the Partnership shall end on a different date if necessary to comply with Code Section 706 or if determined by the General Partner (if no year is so required by Code Section 706). ARTICLE X Dissolution and Liquidation 10.1 Dissolution. The Partnership shall be dissolved and its affairs wound up only upon the happening of any of the following events: (a) Following the end of the Harvest Period, upon the election to dissolve the Partnership by action of the General Partner pursuant to the GP LLC Agreement; or (b) The entry of a decree of judicial dissolution under Section 17-802 of the Delaware LP Act; provided that, notwithstanding anything contained herein to the contrary, no Partner shall make an application for the dissolution of the Partnership pursuant to Section 17-802 of the Delaware LP Act without the unanimous written approval of the Partners.

36 Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the winding up of the Partnership has been completed, the assets of the Partnership have been distributed as provided in Section 10.2 and the Certificate of Limited Partnership shall have been canceled. The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Partner, or the occurrence of any other event that terminates the continued membership of a Partner in the Partnership, shall not cause a dissolution of the Partnership, and the Partnership shall continue in existence subject to the terms and conditions of this Agreement. 10.2 Liquidation. (a) Liquidator. Upon dissolution of the Partnership, the General Partner will appoint a person to act as the “Liquidator”, and such person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2. The Liquidator will agree not to resign at any time without thirty (30) days’ prior written notice to the General Partner. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the General Partner. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2. The Liquidator will receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Partnership or any of its Subsidiaries, or (ii) if the Liquidator is not such a Person, such compensation as the General Partner may approve which shall be borne as an expense of the Partnership plus, in either case, reimbursement of the Liquidator’s reasonable out-of-pocket expenses in performing its duties. (b) Liquidating Actions. The Liquidator will liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law: (i) First, to the payment of the Partnership’s debts and obligations to its creditors (including Partners), including sales commissions and other expenses incident to any sale of the assets of the Partnership, in order of the priority provided by law. (ii) Second, to the establishment of and additions to such reserves as the General Partner deems reasonably necessary or appropriate. (iii) Third, to the Limited Partners, in accordance with Section 7.1. The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner deems advisable, such reserves will be distributed to the Limited Partners in accordance with Section 7.1 in the manner provided above in this Section 10.2(b). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Limited

37 Partner immediately prior to the distribution of the Partnership’s assets pursuant to this Section 10.2(b) being equal to the amount distributable to such Limited Partner pursuant to this Section 10.2(b). (c) General Partner Discretion; Distribution in Kind. Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Partnership the General Partner determines that an immediate sale of part or all of the Partnership’s assets would be impractical or could cause undue loss to the Limited Partners, the General Partner may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Partnership liabilities and reserves, and may, in its absolute discretion, distribute to the Limited Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.2(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, any property to be distributed will be valued at its Fair Market Value. (d) Reasonable Time for Winding Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Partnership (or any Limited Partner’s interest in the Partnership) and related adjustments will be made by the end of the Taxable Year of the liquidation (or, if later, within ninety (90) days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b). (e) Termination. Upon completion of the distribution of the assets of the Partnership as provided in Section 10.2(b), the Partnership shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Limited Partnership in the State of Delaware and of all qualifications and registrations of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership. ARTICLE XI Transfer of Units 11.1 Restrictions. (a) Transfers by a Limited Partner. Except as otherwise provided in this Agreement, each Limited Partner and its Affiliates may directly or indirectly Transfer Units only (i) to a Permitted Transferee of such Limited Partner, (ii) if such Transfer has been approved in writing by the General Partner in accordance with the GP LLC Agreement (which approval the General Partner shall provide only in its sole discretion) or required by the General Partner pursuant to Section 6.6(a)(iv), (iii) to the Partnership, (iv) in connection with an Approved Partnership Sale pursuant to Section 12.1, or (v) pursuant to the exercise of tag along rights by such Partner pursuant to Section 11.3, to the extent applicable.

38 (b) Certain Exempted Transfers. Notwithstanding anything to the contrary in this Agreement, the restrictions contained in this ARTICLE XI shall not apply with respect to any Transfer (including, any sale or other transfer for economic value (including, by way of merger, consolidation or other similar transaction)) of (i) any membership interests or other equity securities of a TowerBrook Partner to any Permitted Transferee of any TowerBrook Partner, or (ii) any membership interests or other equity securities of the Newtek Partner to any Permitted Transferee of any Newtek Partner. (c) Effect of a Permitted Transfer. Following a Transfer of any Unit(s) that is permitted under and in accordance with this ARTICLE XI, the transferee of such Unit(s) shall succeed to the Capital Account associated with such Unit(s) and shall receive allocations and distributions under ARTICLES VI, VII, ARTICLE VIII and ARTICLE X in respect of such Unit(s). Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the transferor and the transferee according to Code Section 706. Any Limited Partner who Transfers all his, her or its Units (i) shall cease to be a Limited Partner upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Limited Partner of the Partnership. (d) Void Transfers. Each Limited Partner acknowledges and agrees that such Limited Partner shall not Transfer any Unit(s) except in accordance with the provisions of this ARTICLE XI. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Partnership will not record any such Transfer on its books or treat any purported transferee as the owner of such Unit(s) for any purpose. (e) Transfers by Limited Partners to Permitted Transferees. If any Limited Partner Transfers Units to a Permitted Transferee and an event occurs which causes such Permitted Transferee to cease to be a Permitted Transferee (as defined in this Agreement) of such Limited Partner, the Transferred Units held by such former Permitted Transferee shall represent only a right to the economic benefits of a Limited Partnership Interest, and except as otherwise required by the Delaware LP Act, no other rights or benefits, of a Limited Partnership Interest. 11.2 Procedures for Transfer. (a) Notwithstanding anything to the contrary in this Agreement, (i) no transferee of any Unit(s) received pursuant to a Transfer (but excluding transferees that were Limited Partners immediately prior to such Transfer) shall become a Limited Partner in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless the purported transferee is admitted as a Limited Partner as set forth in Section 11.2(b), and (ii) if requested by the Partnership, no Limited Partner may Transfer any Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Partnership an opinion of counsel reasonably acceptable in form and substance to the Partnership that registration under the Securities Act is not required in connection with such Transfer; provided that the Partnership shall only make such request for an opinion of counsel if the Partnership has a reasonable basis to believe that registration under the Securities Act may be required in connection with such Transfer. The Partnership shall cause the Administrator to modify the Limited Partners Schedule from time to time to reflect the admittance of any such Limited Partner.

39 (b) Subject in all events to the general restrictions on Transfers contained in Sections 11.1 and 11.5, no Transfer of Unit(s) may be made to a Person that is not already a Limited Partner until the prospective transferee is admitted as a Limited Partner by executing and delivering to the Partnership a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the Partnership and such prospective transferee’s execution and delivery to the other Partners such undertaking, such prospective transferee shall be admitted as a Limited Partner and deemed listed as such on the books and records of the Partnership. (c) Each transferee of any Unit(s) received pursuant to a Transfer will be required to pay to the Partnership in cash an amount equal to any applicable transfer taxes and/or duties which may arise from any allocation and consequent adjustment to the percentage of any investment or asset owned by the Partnership that results from such Transfer. 11.3 Tag-Along Rights. (a) At least five (5) Business Days prior to the Transfer by any Limited Partner (the “Transferring Equityholder”) of any Units other than to a Permitted Transferee, the Transferring Equityholder shall deliver a written notice (the “Sale Notice”) to the other Limited Partners holding the same class of Units (the “Recipient Investors”) (with a copy of such notice to the Partnership), specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Units to be Transferred, the other material terms and conditions of such contemplated Transfer (including the price per Unit to be received by the Transferring Equityholder), and any related transaction documents which the Recipient Investors would be required to execute in connection with, or which would otherwise govern the terms of, such Transfer. The Recipient Investors may elect to participate in such contemplated Transfer by delivering written notice to the Transferring Equityholder within five (5) Business Days after its receipt of the Sale Notice. If a Recipient Investor elects to participate in such Transfer, such Recipient Investor (the “Tagging Investor”, and with the Transferring Equityholder, the “Participating Equityholders”) shall be entitled to sell in such contemplated Transfer, at the same price and on the same terms as the Transferring Equityholder, up to a number of the same class of Units to be sold in such contemplated Transfer equal to the product of (x) the quotient determined by dividing the number of such Units owned by such Tagging Investor by the aggregate number of such Units owned collectively by the Tagging Investors and the Transferring Equityholders, and (y) the aggregate number of such Units to be sold in such contemplated Transfer; provided, however, that, if at the end of the one-hundred and eightieth (180th) calendar day following the delivery of the applicable Sale Notice, the Transferring Equityholder has not completed a contemplated Transfer, each Tagging Investors shall be released from their obligations to participate in such contemplated Transfer, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 11.3 separately complied with, in order to consummate such contemplated Transfer pursuant to this Section 11.3. (b) The Tagging Investors shall take all reasonably necessary and desirable actions as reasonably directed by the Transferring Equityholders in connection with the consummation of such Transfer, including executing the applicable purchase agreement.

40 11.4 Legend. Any certificates or instruments representing the Units will bear the following legend: “THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY BE SUBJECT TO ONE OR MORE SUBSCRIPTION AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER AND ONE OR MORE OF THE ISSUER’S PARTNERS. THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED PARTNERSHIP AGREEMENT AMONG THE ISSUER AND ITS PARTNERS. A COPY OF SUCH LIMITED PARTNERSHIP AGREEMENT AS IN EFFECT FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.” 11.5 Limitations. (a) In order to permit the Partnership to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement (other than in connection with a financing), no Transfer of any Unit shall be permitted or recognized by the Partnership (within the meaning of Treasury Regulation Section 1.7704-1(d)) and the Partnership shall not issue any Units if and to the extent that such Transfer or issuance would cause the Partnership to (A) be required to register as an “investment company” under the United States Investment Company Act of 1940, (B) have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)), or (C) have a withholding obligations under Code Section 1446(f)(4). (b) Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred and the Partnership may not issue any Unit unless (i) such Transfer or issuance, as the case may be, shall not affect the Partnership’s existence or qualification as a limited partnership under the Delaware LP Act, and (ii) such Transfer or issuance, as the case may be, shall not cause the Partnership to be classified as other than a partnership for U.S. federal income tax purposes

41 that is not a publicly traded partnership taxable as a corporation (other than in connection with a financing). ARTICLE XII Certain Agreements 12.1 Approved Partnership Sale. (a) If the GP Board approves a sale of all or substantially all of the Partnership’s assets determined on a consolidated basis or a sale of all or substantially all of the Partnership’s outstanding Units (in either case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) or any other transaction which has the same effect as any of the foregoing, to an Independent Third Party or group of Independent Third Parties (each such sale or transaction, an “Approved Partnership Sale”) then, each holder of Units and the General Partner shall vote for, consent to and raise no objections against the Approved Partnership Sale or the process, subject to the terms of this Section 12.1. In connection with an Approved Partnership Sale, the General Partner shall furnish a written notice to each holder of Units, which shall set forth the material terms and conditions of the Approved Partnership Sale, including, to the extent applicable, (i) the number of Units to be acquired, (ii) the number of Units each holder of Units will be required to Transfer, (iii) the amount and form of consideration per Unit (or a reasonable estimate thereof) to be received by the holders of Units in the Approved Partnership Sale, and (iv) the name of the prospective buyer, as well as copies of any related definitive documents providing for the consummation of the Approved Partnership Sale. If the Approved Partnership Sale is structured as a merger or consolidation which requires the vote of any holder of Units or the General Partner, then each holder of Units and the General Partner shall cause such holder’s Units to be present at any meeting of the Partners and vote in favor of such Approved Partnership Sale, or execute a written consent in lieu thereof, and waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Partnership Sale is structured as a Transfer of Units, then each holder of Units shall agree to sell all or a portion (as applicable) of his, her or its Units and rights to acquire Units on the same terms and conditions (including, for the avoidance of doubt, with respect to form, amount of consideration per Unit and representations, warranties and indemnities), as applicable and the General Partner agrees to comply with its obligations with respect to such Approved Partnership Sale as set forth in Section 4.8 (and the General Partner shall have no obligations or liabilities (including indemnification obligations) with respect to such Approved Partnership Sale after the completion of such Approved Partnership Sale except as may be agreed to in writing by the General Partner or for breach of this Agreement or the GP LLC Agreement). During the Harvest Period, each holder of Units and the General Partner shall take all reasonably necessary or desirable actions in connection with the consummation of an Approved Partnership Sale as reasonably requested by the General Partner, including executing the applicable purchase agreement. (b) The obligation of the Limited Partners pursuant to this Section 12.1 are subject to the following conditions: (i) no Limited Partner shall be required to provide any representations, warranties or indemnities (other than indemnities on a pro rata basis that is not joint and several with any other Partner) in connection with such Approved Partnership Sale, other

42 than customary (including with respect to qualifications) several representations, warranties and indemnities concerning (A) such Limited Partner’s valid title to and ownership of Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws or this Agreement), and (B) such Limited Partner’s valid organization, authority, power and right to enter into and consummate such Approved Partnership Sale (and then only in the case of each of clauses (A) and (B) to the extent that each other Limited Partner provides substantially the same representations, warranties and indemnities); and (ii) other than in the case of fraud by such Limited Partner, no Limited Partner shall be obligated in respect of any indemnity obligations in such Approved Partnership Sale for an aggregate amount in excess of the total consideration paid to such Limited Partner in such Approved Partnership Sale. 12.2 Access; and Confidentiality. (a) Access. Without limiting the obligations of the Administrator under the Administration Agreement, the Partnership shall cause the Administrator to deliver to the Limited Partners: (i) within ten (10) days after the end of each month, a statement of cashflows for the immediately preceding month; (ii) within forty-five (45) days after the end of each quarter of each Taxable Year, an unaudited consolidated quarterly financial statement for the Partnership for such quarter; (iii) within one-hundred and twenty (120) days after the end of each Taxable Year, unaudited consolidated financial statements for the Partnership for such year and, if directed by the General Partner, consolidated financial statements for the Partnership for such year audited by a firm of independent certified public accountants of recognized national standing selected by the General Partner in accordance with United States generally accepted accounting principles as in effect from time to time; and (iv) other periodic reports related to the composition and performance of the Investments, as may be reasonably requested by a Limited Partner from time to time. (b) Confidentiality. (i) All information disclosed by the Partnership pursuant to Section 12.2(a) or otherwise by the Partnership or on its behalf to a Limited Partner (in such Person’s capacity as such) shall be confidential information of the Partnership (other than information which is publicly available not pursuant to a breach of this Section 12.2(b) or information that is independently developed by such Limited Partner or any of its Affiliates or comes into the possession of such Limited Partner or any of its Affiliates from a third-party source not known by such Limited Partner or such Affiliate of such Limited Partner to owe a duty of confidentiality to the Partnership with regards to such information) and, unless otherwise provided in this Agreement or consented to by the General Partner

43 in writing in advance, shall not be used by such Limited Partner for any purpose other than (i) to monitor and manage such Limited Partner’s investment in the Partnership, and shall not be disclosed to any third party other than such Limited Partner’s Affiliates and its and their respective employees, consultants, advisors, accountants, attorneys, co-investors (actual or potential) and other representatives on a need-to-know basis, (ii) in the case of any Limited Partner that is (or is controlled by) a private equity fund or other investment fund, the disclosure in a customary manner by such Limited Partner of any such information in confidence to such Limited Partner’s current or prospective investors, and (iii) subject to the next sentence, as required by applicable law, regulations, stock exchange rules or regulations, subpoena, civil investigative demand or other proceeding. The obligations of the Limited Partners hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, regulations, stock exchange rules or regulations, subpoena, civil investigative demand or other proceeding; provided that (x) as soon as reasonably practicable and to the extent not legally prohibited, such Limited Partner shall notify the Partnership thereof, which notice shall include the basis upon which such Limited Partner believes the information is required to be disclosed, and (y) such Limited Partner shall, if requested by the Partnership and at the sole cost and expense of the Partnership, reasonably cooperate with the Partnership to protect the continued confidentiality thereof. (ii) Each Limited Partner acknowledges and agrees that the Partnership will have no adequate remedy at law and would be irreparably harmed, if any Limited Partner breaches or threatens to breach any of the provisions of this Section 12.2(b). Each Limited Partner agrees that the Partnership shall be entitled to equitable and/or injunctive relief to prevent any actual breach or threatened breach of this Section 12.2(b), and to specific performance of each of the terms of this Section 12.2(b) in addition to any other legal or equitable remedies that the Partnership may have. Each Limited Partner further agrees that he, she or it shall not, in any proceeding relating to the enforcement of the terms of this Section 12.2(b), raise the defense that the Partnership has an adequate remedy at law. Each Limited Partner acknowledges and agrees that (i) any claims such Limited Partner may have against the Partnership, the General Partner, any Limited Partner or any of the Partnership’s Subsidiaries, whether under this Agreement or otherwise, shall not constitute a defense to enforcement of the obligations contained in this Section 12.2(b), and (ii) the obligations set forth in this Section 12.2(b) are in addition to, and not in lieu of, any other confidentiality obligations owed by such Limited Partner to the Partnership or any of its Subsidiaries. ARTICLE XIII Miscellaneous Provisions 13.1 Notices. (a) All notices, requests and other communications hereunder must be in writing (which may be a writing in or attached to an email or other electronic transmission) and made as follows: to (i) any Limited Partner, at such Limited Partner’s address or email address as last set forth in the Partnership’s books and records, (ii) the General Partner by nationally recognized overnight courier, c/o the General Partner at the Partnership’s principal place of

44 business (with a copy to the Partnership’s Secretary at the Partnership’s principal place of business) or by email to Glenn.Miller@towerbrook.com and Luke.Doramus@towerbrook.com, and (iii) the Partnership by nationally recognized overnight courier, to the Partnership’s Secretary at the Partnership’s principal place of business (or in any case to such other address as the addressee may from time to time designate in writing to the sender). (b) All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 13.1(a) be deemed given upon delivery, (ii) if delivered to the email address as provided in Section 13.1(a), be deemed given upon being sent with no electronic notice of delivery failure, and (iii) if delivered by overnight courier to the address as provided in Section 13.1(a), be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 13.1). 13.2 GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE DELAWARE LP ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. 13.3 No Action for Partition. No Partner shall have any right to maintain any action for partition with respect to the property of the Partnership. 13.4 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement. 13.5 Amendments. Except as otherwise expressly set forth in this Agreement, this Agreement and any provision hereof may be modified, amended or restated only upon the written approval of the Newtek Investor and the TowerBrook Investor; provided that, the General Partner may, in accordance with the GP LLC Agreement, amend (i) the Limited Partners Schedule in accordance with Sections 5.1, 5.4, 6.1(c), 6.5(d), 6.6(a)(ii) and 11.2(a), and (ii) this Agreement solely to the extent permitted by Section 6.10 to issue any new class or series of Units, so long as the Partnership has complied with Section 6.10. 13.6 Binding Effect. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

45 13.7 Counterparts; Facsimile or Email. This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or email), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement. Each party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court or arbitral panel of competent jurisdiction. 13.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. 13.9 Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees and cost of enforcement) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Partners agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations or threatened violations of the provisions of this Agreement. No remedy conferred upon or reserved to the any party by this Agreement is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the parties hereunder or now or hereafter existing at law or in equity or by statute. 13.10 Business Days. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday. 13.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. 13.12 No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. 13.13 Entire Agreement and Incorporation by Reference. This Agreement, the GP LLC Agreement, the Project Management Agreement, the Administration Agreement, the

46 Servicing Agreement, Letter Agreement, the Purchase and Sale Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way. 13.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any third party, including any creditor of the Partnership; provided, however, that the Persons described in Sections 3.2, 3.3, 3.4, 4.3 and 13.17 are express third party beneficiaries of Sections 3.2, 3.3, 3.4, 4.3 and 13.17, respectively. 13.15 Conflicting Agreements. Each Partner represents that such Partner has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Partner shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. 13.16 Venue and Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST THE PARTNERSHIP OR ANY PARTNER OF THE PARTNERSHIP) SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTNER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTNER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE PARTNERSHIP. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. 13.17 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Limited Partner may be a partnership or limited liability company, each Limited Partner, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Limited Partners, the Partnership and the General Partner shall have any obligation under this Agreement and that it has no rights of recovery under this Agreement against, and no recourse under this Agreement or in respect of any oral representations made or alleged to be made in connection with this Agreement or any oral representations shall be had against, any former, current or future director, officer, agent, Affiliate, manager, incorporator, fiduciary, representative, employee, general or limited partner, stockholder or member of any Limited Partner (or any of their successor or assignees) or of any Affiliate of such foregoing Persons (each, but excluding for the avoidance of doubt, the Limited Partners, the

47 Partnership and the General Partner, a “Limited Partner Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim or action (whether in tort, contract or otherwise) by or on behalf of such party against the Limited Partner Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Limited Partner Affiliate, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to be made in connection with this Agreement or any oral representations, or for any claim or action (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations in this Agreement, this Agreement may only be enforced against, and any claim or action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties and then only with respect to the specific obligations set forth in this Agreement with respect to such party. Each Limited Partner Affiliate is expressly intended as a third-party beneficiary of this Section 13.17. 13.18 Survival of Certain Provisions. The provisions of Sections 3.2, 3.3, 3.4, 12.2(b), and this ARTICLE XIII including, in each case, any applicable defined terms, shall survive termination of this Agreement. ARTICLE XIV FINANCING 14.1 Termination for Financing Failure. Notwithstanding anything to the contrary in this Agreement, (a) if the Loan Agreement has not been executed by the Partnership or its applicable Subsidiary and the lender thereto, on or prior to November 3, 2022, or such other date as mutually agreed by the TowerBrook Investor and the Newtek Investor, in writing, then, at any time thereafter, so long as the Partnership or its applicable Subsidiary has not entered into the Loan Agreement, each of the TowerBrook Investor and the Newtek Investor shall have the right, upon written notice to the other, to terminate this Agreement and cause the Partnership to be dissolved and liquidated. In the event of such termination, each of the TowerBrook Investor and the Newtek Investor shall be responsible for 50% of the aggregate costs and expenses incurred by the TowerBrook Investor and the Newtek Investor in connection with the negotiation and documentation of the Transaction Documents; and (b) neither the Partnership nor any of its Subsidiaries shall enter into the Loan Agreement without the prior written consent of both the TowerBrook Investor and the Newtek Investor, each acting in its sole discretion. * * * *